Exhibit 3.2
Eighth Restated
Certificate of Incorporation
of
Visa Inc.

Visa Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
1.    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 25, 2007 (the “Original Certificate of Incorporation”) and an Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 28, 2007 (the “Amendment to the Certificate of Incorporation,” and together with the Original Certificate of Incorporation, the “Initial Certificate of Incorporation”).
2.    The Initial Certificate of Incorporation was amended and restated and an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 1, 2007 (the “First Amended and Restated Certificate of Incorporation”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 11, 2008 (the “Second Amended and Restated Certificate of Incorporation”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 7, 2008 (the “Third Amended and Restated Certificate of Incorporation”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 14, 2008 (the “Fourth Amended and Restated Certificate of Incorporation”) and further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 16, 2008 (the “Fifth Amended and Restated Certificate of Incorporation”), as corrected by the Certificate of Correction filed with the Secretary of State of the State of Delaware on July 30, 2009, the Certificates of Amendment filed with the Secretary of State of the State of Delaware on January 27, 2011, the Certificate of Amendment filed with the Secretary of State of the State of Delaware on January 28, 2015, further restated by a Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 28, 2015 (the “Sixth Amended and Restated Certificate of Incorporation”), as corrected by the Certificate of Correction filed with the Secretary of State of the State of Delaware on February 27, 2015, further amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on January 26, 2021 and further restated by the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 26, 2021 (the “Seventh Restated Certificate of Incorporation”) and further amended by the Certificate of Amendment (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on January 24, 2024.
3.    Pursuant to Section 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Eighth Restated Certificate of Incorporation (this “Certificate of Incorporation”) has been duly adopted in accordance therewith, and only restates and integrates and does not further amend the provisions of the Seventh Restated Certificate of Incorporation, as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Eighth Restated Certificate of Incorporation.
4.    The text of the Seventh Restated Certificate of Incorporation as heretofore amended and supplemented is restated by this Eighth Restated Certificate of Incorporation to read in its entirety as follows:

Article I
Section 1.1    Name.
The name of the corporation is “Visa Inc.” (the “Corporation”).
Article II
Section 2.1    Address.
The registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
Article III
Section 3.1    Purpose.
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
Article IV
Section 4.1    Authorized Capital Stock.
(a)    The total number of shares of all classes of stock that the Corporation is authorized to issue is 2,003,474,068,128 shares, consisting of: (i) 25,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”), (ii) 2,001,622,245,209 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (iii) 499,488,516 shares of Class B-1 Common Stock, par value $0.0001 per share (“Class B-1 Common Stock”), (iv) 122,756,693 shares of Class B-2 Common Stock, par value $0.0001 per share (“Class B-2 Common Stock”), (v) 61,378,347 shares of Class B-3 Common Stock, par value $0.0001 per share (“Class B-3 Common Stock”), (vi) 30,689,174 shares of Class B-4 Common Stock, par value $0.0001 per share (“Class B-4 Common Stock”), (vii) 15,344,587 shares of Class B-5 Common Stock, par value $0.0001 per share (“Class B-5 Common Stock”) and (viii) 1,097,165,602 shares of Class C Common Stock, par value $0.0001 per share (“Class C Common Stock,” and collectively with Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock and Class B-5 Common Stock, “Common Stock”).
(b)    All shares of Class B Common Stock of the Corporation issued and outstanding as of the effectiveness of the Certificate of Amendment shall be redenominated as Class B-1 Common Stock and shall hereinafter be Class B-1 Common Stock, after which all references to “Class B Common Stock” in this Certificate of Incorporation (including any Preferred Stock Designation (as defined below)) shall be deemed to refer to and for purposes of this Restated Certificate of Incorporation shall be deemed to constitute and include all Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock and Class B-5 Common Stock. Where in this Certificate of Incorporation there appear the terms “Class B-X Common Stock” and “Class B-Y Common Stock,” these terms together refer to any given pair of consecutively numbered classes of Class B Common Stock (with the Class B-X Common Stock referring to the class of Class B Common Stock with the lower number of the pair and the Class B-Y Common Stock referring to the class of the Class B Common Stock with the higher number of the pair), as the context requires, consisting of Class B-1 Common Stock and Class B-2 Common Stock, respectively; Class B-2 Common Stock and Class B-3 Common Stock, respectively; Class B-3 Common Stock and Class B-4 Common Stock, respectively; and Class B-4 Common Stock and Class B-5 Common Stock, respectively.

Section 4.2    Increase or Decrease in Authorized Capital Stock.
The number of authorized shares of any Preferred Stock, Class A Common Stock, Class B Common Stock or Class C Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock, Class A Common Stock, Class B Common Stock or Class C Common Stock, voting separately as a class, shall be required therefor.
Section 4.3    [Reserved].
Section 4.4    Preferred Stock.
(a)    Subject to the other provisions of this Certificate of Incorporation, the Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide by resolution or resolutions from time to time out of the unissued shares of Preferred Stock for the issuance of one or more series of Preferred Stock, without further stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof.
(b)    The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following: (1) the designation of the series, which may be by distinguishing number, letter or title; (2) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding); (3) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative; (4) the dates on which dividends, if any, shall be payable; (5) the redemption rights and price or prices, if any, for shares of the series; (6) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series; (7) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (8) whether the shares of the series shall be convertible into, or exchangeable or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (9) restrictions on the issuance of shares of the same series or any other class or series; (10) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and (11) any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications or limitations of, or restrictions on, such shares as are permitted by law; provided, however, that the Board shall not have authority to provide for the issuance of any shares of Preferred Stock that are convertible into shares of Class B Common Stock or Class C Common Stock.
(c)    No series of Preferred Stock shall be issued which adversely and disproportionately affects the rights or privileges of any class or series of Common Stock in relation to any other class or series of Common Stock, assuming, for purposes of calculating the relative economic and voting rights of any such class or series of Common Stock that is directly or indirectly convertible into Class A Common Stock, that such class or series of Common Stock has been converted into Class A Common Stock; provided that, subject to Section 4.23, the foregoing shall not be construed as a limitation on the ability of the Corporation to issue

Preferred Stock that affects holders of all classes and series of Common Stock on an equal and ratable basis.
(d)    Pursuant to the authority conferred by this Section 4.4, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

Exhibit A	Series A Convertible Participating Preferred Stock
Exhibit B	Series B Convertible Participating Preferred Stock
Exhibit C	Series C Convertible Participating Preferred Stock
Section 4.5    [Reserved].
Section 4.6    [Reserved].
Section 4.7    Voting Rights. Subject to other provisions of this Certificate of Incorporation:
(a)    each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; and
(b)    except as otherwise expressly provided herein or as required by applicable law, each holder of Class B Common Stock and each holder of Class C Common Stock shall have no voting power in respect of and shall not be entitled to any votes with respect to the shares of Class B Common Stock or Class C Common Stock (as applicable) held of record by such holder on any matters on which stockholders generally are entitled to vote; provided, however, that, in addition to any other vote required by law, for so long as any shares of Class B Common Stock or Class C Common Stock remain issued and outstanding: (i) the affirmative vote of the holders of a majority of the voting power of the Class B Common Stock and Class C Common Stock, voting together as a single class (in which vote the Class A Common Stock shall not participate) separate from all other classes or series of capital stock of the Corporation, on an “as converted basis” as described in Section 4.8 hereof, shall be required for the approval of any consolidation, merger, combination or other transaction in which shares of Class A Common Stock are exchanged for, converted into or changed into other stock or securities, or the right to receive cash or other property, unless the shares of Class B Common Stock and Class C Common Stock shall be exchanged for or changed into the same per share amount of stock, securities, cash or any other property, as the case may be, for which or in which each share of Class A Common Stock is exchanged, converted or changed; and (ii) the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Common Stock of all classes and series, voting together as a single class separate from all other classes or series of capital stock of the Corporation, shall be required to authorize the Corporation to exit its core payments business (i.e., to no longer operate a consumer debit/credit payments business).
(c)    With respect to each matter upon which holders of any class of Class B Common Stock are entitled to vote pursuant to this Certificate of Incorporation, holders of each such class of Class B Common Stock shall vote together as a single class as provided herein; provided, however, that the holders of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock and Class B-5 Common Stock shall each vote as a separate class in connection with any amendment to this Section 4.7(c), Section

4.14(d), Section 4.26(a), the definition of “Applicable Conversion Rate” (including terms used therein) or as otherwise required by applicable law.
Section 4.8    Voting on an As Converted Basis.
(a)    With respect to each matter upon which holders of Class B Common Stock or Class C Common Stock are entitled to vote pursuant to Section 4.7 or applicable law, each such holder shall be entitled, with respect to each share of Class B Common Stock or Class C Common Stock, as applicable, owned of record by such holder, to a number of votes equal to the aggregate number of shares of Class A Common Stock into which each share of Class B Common Stock or Class C Common Stock owned by such holder, as applicable, would be converted, assuming the conversion, on the record date for such vote, of all outstanding shares of Class B Common Stock and Class C Common Stock into Class A Common Stock, based on the Applicable Conversion Rate in effect on such record date.
(b)    Notwithstanding anything to the contrary contained herein, and to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.
Section 4.9    Dividends and Distributions.
(a)    Subject to applicable law and to the provisions of this Certificate of Incorporation and to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends or distributions, dividends or distributions may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine. Other than with respect to dividends or distributions payable in shares of Class A Common Stock, (i) all holders of outstanding shares of Class A Common Stock, Class B Common Stock or Class C Common Stock shall be entitled to participate ratably (on an “as converted” basis in the case of the holders of the Class B Common Stock and Class C Common Stock) in any dividend or distribution paid on the Common Stock (regardless of class or series), and (ii) no dividend or distribution may be declared or paid on any class or series of Common Stock (whether Class A Common Stock, Class B Common Stock or Class C Common Stock) unless an equivalent dividend or distribution is contemporaneously declared and paid (on an “as converted” basis in the case of the Class B Common Stock and the Class C Common Stock) on each other class and series of Common Stock in accordance with the provisions of this Certificate of Incorporation. For purposes of this Section 4.9, “as converted” in the case of the holders of the Class B Common Stock and Class C Common Stock shall mean that each holder of Class B Common Stock and each holder of Class C Common Stock shall be entitled to its ratable portion of any dividend or distribution (other than with respect to any dividend or distribution payable in shares of Class A Common Stock) based upon the number of shares of Class A Common Stock into which the shares of Class B Common Stock or Class C Common Stock, as applicable, Beneficially Owned by such holder would be converted, based on the Applicable Conversion Rate in effect on such record date, without regard to any restrictions on the amount of Class A Common Stock any stockholder may own. Dividends or distributions payable in shares of Class A Common Stock shall be paid on the Class A Common Stock without also paying a corresponding dividend or distribution on each other class or series of Common Stock; provided, that (x) such dividends or distributions shall be paid only in shares of Class A Common Stock on a per share basis, and (y) each of the Applicable Conversion Rate, Class B Number, Loss Funds Cost Per Share and Price Per Share for each share of Class B Common Stock and the Applicable Conversion Rate for each share of Class C Common Stock shall be adjusted as provided in Section 4.14(a).

(b)    Notwithstanding anything to the contrary in Section 4.9(a), for purposes of this Section 4.9, a share distribution consisting of shares of any class or series of securities of the Corporation or any other Person other than Common Stock (or securities that are convertible into, exchangeable for or evidence the right to purchase shares of Common Stock) may be made, either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Common Stock, Class B Common Stock and Class C Common Stock or on the basis of a distribution of one class or series of securities to holders of Class A Common Stock and another class or series of securities to holders of Class B Common Stock and Class C Common Stock; provided that the securities that are so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, with holders of shares of Class B Common Stock and Class C Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights and related difference in designation, conversion and share distribution provisions between Class A Common Stock, Class B Common Stock or Class C Common Stock); provided that if the securities so distributed constitute capital stock of a subsidiary of the Corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions between the Class A Common Stock, Class B Common Stock and Class C Common Stock, and provided that, in each case, such distribution is otherwise made on an equal per share basis.
Section 4.10    Conversion of Class B Common Stock and Class C Common Stock into Class A Common Stock.
In the event that any outstanding share of Class B Common Stock or Class C Common Stock shall be Transferred to a Person that is not a Visa Member or an Affiliate of a Visa Member in accordance with Section 4.25 hereof, such share shall, automatically and without further action on the part of the Corporation or any holder of Class B Common Stock or Class C Common Stock, as applicable, immediately prior to the Transfer, be converted into shares of Class A Common Stock based upon the Applicable Conversion Rate in effect on the date of such Transfer; provided, however, that in no event shall any share of Class B Common Stock or Class C Common Stock, as applicable, be converted into any shares of Class A Common Stock except in connection with (i) a sale of such shares on a securities exchange on which shares of Class A Common Stock are listed by means of a “brokers’ transaction” within the meaning of paragraph (g) of Rule 144 under the Securities Act of 1933 or (ii) a private placement of such shares to a Person who is not a Visa Member or an Affiliate of a Visa Member; and provided, further, that no such conversion shall be effected until the expiration of all applicable restrictions on Transfer of such shares set forth in Section 4.25. Shares of Class B Common Stock or Class C Common Stock so converted shall cease to be outstanding and shall no longer be issuable by the Corporation hereunder. For the avoidance of doubt shares of Class B Common Stock and Class C Common Stock shall only be convertible into shares of Class A Common Stock in connection with a Transfer described in this Section 4.10, and no holder of any shares of Class B Common Stock or Class C Common Stock shall have the right to convert, or to require the Corporation to convert, such shares into shares of Class A Common Stock at any time.
Section 4.11    Conversion of Class A Common Stock into Class C Common Stock.
In the event that, at any time after March 25, 2008, any Visa Member or Similar Person shall acquire any shares of Class A Common Stock, each such share shall, automatically and without further action on the part of the Corporation or any holder of Class A Common Stock, be converted into shares of Class C Common Stock based upon the inverse of the Applicable Conversion Rate in effect for shares of Class C Common Stock on the date of such conversion; provided, however, that the provisions of this Section 4.11 and such automatic conversion shall not apply with respect to any shares of Class A Common Stock acquired by a Visa Member other than shares of Class A Common Stock acquired by such Visa Member for its own account as a principal investor or for the account of an Affiliate of such Visa Member that is acting as a principal investor. Without limiting the foregoing, such automatic conversion shall not apply to any shares of Class A Common Stock acquired or held by a Visa Member, a Similar Person or any of their respective Affiliates in connection with its brokerage, market making, custody, investment management or similar operations or acquired by any investment fund managed by a Visa Member, a Similar Person or any of their respective Affiliates. All Class A Common Stock converted pursuant to this Section 4.11 shall cease to be outstanding and shall no longer be issuable by the Corporation hereunder.
Section 4.12    No Fractional Shares.
No fractional shares of any class of Common Stock will be issued upon conversion of any shares of any other class of Common Stock into shares of such class or upon redemption of any shares of Common Stock. In lieu of fractional shares, the Corporation shall pay cash equal to such fractional amount multiplied by the fair market value (as determined by or in accordance with procedures established by the Board in good faith and in its sole discretion) per share of the applicable class of Common Stock into which such shares are being converted, as of the conversion date or the applicable class of Common Stock from which such shares are being redeemed on the applicable redemption date, as the case may be. If more than one share of any class of Common Stock is being converted at one time by, or redeemed at one time from, the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of shares of Common Stock converted or redeemed, as applicable, by such holder at such time. For purposes of determining the fair market value of any share of Class B Common Stock and Class C Common Stock in any redemption governed by this Section 4.12 (and solely for such purpose), each share of Class B Common Stock and each share of Class C Common Stock shall be deemed to have been converted into shares of Class A Common Stock based on the Applicable Conversion Rate immediately prior to the applicable redemption.
Section 4.13    Maintenance of Authorized Capital Stock; Treatment on Recapitalizations; Etc.
The Corporation shall at all times reserve and keep available, free from any preemptive rights, out of its authorized but unissued shares of each applicable class or series of Common Stock into which any other class or series of Common Stock is convertible at any time, for the purpose of effecting such conversion, the full number of shares of Common Stock of each applicable class or series issuable upon the conversion of all outstanding shares of each other class or series that is convertible into such class or series of Common Stock. The Corporation shall not reclassify, subdivide, split or combine any class of Common Stock without also reclassifying, subdividing, splitting or combining each other class of Common Stock on an equivalent per share basis, except that the Corporation may reclassify, subdivide, split or combine shares of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock, without also reclassifying, subdividing, splitting or combining each other class of Common Stock pursuant to Section 4.14(a) so long as each of the Applicable Conversion Rate, the Class B Number, Loss Funds Cost Per Share and Price Per Share for each share of Class B Common Stock and the Applicable Conversion Rate for each share of Class C Common Stock shall be adjusted as provided in Section 4.14(a).
Section 4.14    Adjustments to the Applicable Conversion Rate, Class B Number, Loss Funds Cost Per Share and Price Per Share.
(a)    If the Corporation (i) subdivides, reclassifies or splits the outstanding shares of Class A Common Stock into a greater number of shares without also subdividing, reclassifying or splitting the outstanding shares of the Class B Common Stock and/or the Class C Common Stock on an equivalent per share basis; (ii) combines or reclassifies the outstanding shares of Class A Common Stock into a smaller number of shares without also combining or reclassifying the outstanding shares of Class B Common Stock and/or Class C Common Stock on an equivalent per share basis; (iii) issues by reclassification of any class of its Common Stock any shares of Class A Common Stock without also issuing shares of Class B Common Stock and/or Class C Common Stock on an equivalent per share basis, or (iv) dividends or distributes shares of Class A Common Stock on the Class A Common Stock without also paying a corresponding equivalent dividend or distribution on each other class or series of Common Stock, then the Applicable Conversion Rate in effect immediately prior to such action for each share of Class B Common Stock (not subdivided, reclassified, split, combined or issued in accordance with clauses (i),(ii) or (iii) above or which does not receive a corresponding equivalent dividend or distribution in accordance with clause (iv) above) or Class C Common Stock (not subdivided, reclassified, split, combined or issued in accordance with clauses (i), (ii) or (iii) above or which does not receive a corresponding equivalent dividend or distribution in accordance with clause (iv) above) then outstanding shall be adjusted by multiplying the Applicable Conversion Rate in effect immediately prior to such action by a fraction (A) the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately after such action (giving pro forma effect to the exercise of all then outstanding convertible securities, other than shares of Class B Common Stock or Class C Common Stock) and (B) the denominator of which shall be the number of shares of all Class A Common Stock outstanding immediately prior to such action on the record date applicable to such action, if any (giving pro forma effect to the exercise of all then outstanding convertible securities, other than shares of Class B Common Stock or Class C Common Stock) (such fraction, the “Adjustment Factor”); provided, that for purposes of calculating the Applicable Conversion Rate with respect to each share of Class B Common Stock (not subdivided, reclassified, split, combined or issued in accordance with clauses (i), (ii) and (iii) above or which does not receive a corresponding equivalent dividend or distribution in accordance with clause (iv) above), prior to multiplying the Applicable Conversion Rate by the Adjustment Factor (x) the Class B Number in effect immediately prior to such subdivision, reclassification, split, combination, dividend or distribution shall be adjusted by multiplying the Class B Number by the Adjustment Factor, (y) the Loss Funds Cost Per Share with respect to all Loss Funds that have been deposited into the Escrow Account prior to such subdivision, reclassification, split, combination, dividend or distribution shall be adjusted by dividing the Loss Funds Cost Per Share by the Adjustment Factor, and (z) the Price Per Share immediately prior to such subdivision, reclassification, split, combination, dividend or distribution shall be adjusted by dividing the Price Per Share by the Adjustment Factor. Such adjustments shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification. In the event that such dividend or distribution is not so paid or made or such subdivision, split, combination or reclassification is not effected, the Applicable Conversion Rate, the Class B Number, the Loss Funds Cost Per Share and the Price Per Share, as applicable, shall again be adjusted to be the Applicable Conversion Rate, the Class B Number, the Loss Funds Cost Per Share and the Price Per Share, as applicable, which would then be in effect if such record date or effective date had not been so fixed.
(b)    Whenever the Applicable Conversion Rate, the Class B Number, the Loss Funds Cost Per Share or the Price Per Share are adjusted as described in clause (a) of this Section 4.14, or in connection with the sale of any Loss Shares or the deposit of Loss Funds into the Escrow Account, the Corporation shall (i) promptly make a public announcement to notify holders of record of the Class B Common Stock or Class C Common Stock (as the case may be) of such adjustment(s) or of the then Applicable Conversion Rate after giving effect to the sale of such Loss Shares or the deposit of such Loss Funds, and (ii) take reasonable efforts to provide notice by mail to such holders at the addresses appearing on the Corporation’s stock register of such adjustment or of the then Applicable Conversion Rate after giving effect to the sale of such Loss Shares or the deposit of such Loss Funds. The Corporation shall keep with its records such notice and a certificate from the Corporation’s Chief Financial Officer briefly stating the facts requiring the adjustment(s), and setting forth in reasonable detail the calculation by which the adjustment(s) have been made. The Corporation shall either include such calculation(s) in the notification provided pursuant to clause (i) or (ii) above, or if it does not so include them, the Corporation shall promptly furnish them without charge upon written request of a holder of record of Class B Common Stock or Class C Common Stock. The certificate shall be conclusive evidence that the adjustment(s) are correct, absent manifest error.
(c)    After an adjustment to the Applicable Conversion Rate, the Class B Number, the Loss Funds Cost Per Share or the Price Per Share, as applicable, for outstanding shares of Class B Common Stock or Class C Common Stock pursuant to this Section 4.14, any subsequent event requiring an adjustment pursuant this Section 4.14 shall cause an adjustment to the Applicable Conversion Rate, the Class B Number, the Loss Funds Cost Per Share or the Price Per Share, as applicable, for outstanding shares of Class B Common Stock and Class C Common Stock as so adjusted.
(d)    The Corporation shall not take any action described in paragraph (a) of this Section 4.14 with respect to any class of Class B-X Common Stock without taking equivalent action with respect to the corresponding class of Class B-Y Common Stock, or vice versa, that ensures, among other things, that following the initial corresponding Class B-X Exchange Offer Acceptance Date (as defined in Section 4.23(c)), downward adjustments to the Applicable Conversion Rate for such Class B-Y Common Stock occur at double the rate of those applicable to such Class B-X Common Stock.
Section 4.15    [Reserved].
Section 4.16    [Reserved].
Section 4.17    [Reserved].
Section 4.18    Class B Holders; Escrow Account.
The Corporation has caused the Escrow Amount to be deposited into the Escrow Account, subject to the terms and conditions of the Escrow Agreement and of the rights of the holders of Class B Common Stock as set forth herein. No funds of the Corporation shall be held in the Escrow Account or otherwise co-mingled with the funds in the Escrow Account other than (i) the Escrow Amount, (ii) any funds deposited into the Escrow Account from the proceeds of any sale of any Loss Shares in accordance with Section 4.26 of this Certificate of Incorporation, and (iii) any Loss Funds deposited into the Escrow Account in accordance with Section 4.28 of this Certificate of Incorporation. Prior to the Escrow Termination Date, no disbursements shall be made from the Escrow Account except in accordance with the terms and conditions of the Escrow Agreement. From and after the Escrow Termination Date, any and all funds remaining on deposit in the Escrow Account shall be disbursed to and retained by the Corporation.
Section 4.19    [Reserved].
Section 4.20    [Reserved].
Section 4.21    Liquidation, Dissolution or Winding Up.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock, if any, shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder on an “as converted” basis. For purposes of this paragraph “as converted” shall mean that each holder of Class B Common Stock and each holder of Class C Common Stock shall be entitled to its ratable portion of any assets available for distribution based upon the number of shares of Class A Common Stock into which the shares of Class B Common Stock or Class C Common Stock, as applicable, Beneficially Owned by such holder would be converted, assuming, immediately prior to the liquidation, dissolution or winding up, as applicable, the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock into Class A Common Stock, based on the Applicable Conversion Rate then in effect. For the purposes of this Section 4.21, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations shall be deemed to be a liquidation, dissolution or winding-up of the Corporation, voluntary or involuntary, unless such voluntary sale, conveyance, exchange, transfer, merger or consolidation shall be in connection with a dissolution or winding-up of the business of the Corporation.
Section 4.22    Mergers, Consolidation, Etc.
In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for, converted into, or otherwise changed into other stock or securities, or the right to receive cash or any other property, such shares of Common Stock shall be exchanged for or changed into the same per share amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of any other class of Common Stock is exchanged or changed, on an “as converted” basis. For purposes of this paragraph “as converted” shall mean that each holder of Class B Common Stock and each holder of Class C Common Stock shall be entitled to its ratable portion of any stock, securities, cash or other consideration in such consolidation, merger, combination or other transaction, as the case may be, based upon the number of shares of Class A Common Stock into which the shares of Class B Common Stock or Class C Common Stock, as applicable, Beneficially Owned by such holder would be converted, assuming, immediately prior to the consummation of such consolidation, merger, combination or other transaction, as applicable, the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock into Class A Common Stock, based on the Applicable Conversion Rate then in effect. For the purposes of this Section 4.22, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations shall be deemed to be a liquidation, dissolution or winding-up of the Corporation, voluntary or involuntary, unless such voluntary sale, conveyance, exchange, transfer, merger or consolidation shall be in connection with a dissolution or winding-up of the business of the Corporation.
Section 4.23    No Preemptive Rights; Limitation on Issuances of Capital Stock; Class B-X Exchange Offers.
(a)    The holders of Class A Common Stock, Class B Common Stock, Class C Common Stock or any series of Preferred Stock shall have no preemptive rights, as such, to subscribe for any shares of any class or series of capital stock of the Corporation whether now or hereafter authorized, except as expressly set forth in this Certificate of Incorporation, any Preferred Stock Designation, any resolution or resolutions providing for the issuance of a series of stock adopted by the Board, or any agreement between the Corporation and its stockholders.
(b)    Until the Escrow Termination Date, except as expressly contemplated by the Global Restructuring Agreement, neither the Corporation nor any of its Subsidiaries shall issue any shares of the Corporation’s capital stock to any Person without the prior written consent of a majority of the members of the Litigation Committee (acting pursuant to their contractual rights and obligations pursuant to the Litigation Management Agreement), other than any issuance of: (i) shares of Common Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation) on or prior to the date hereof; (ii) shares of Common Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation) after the date hereof pursuant to the terms of the Global Restructuring Agreement or any other Transaction Document, including any Loss Shares and any securities issued upon the conversion or exchange of any shares of Common Stock issued pursuant to the terms of this Agreement that are convertible into or exchangeable for shares of Common Stock (including, for the avoidance of doubt, any shares of Class A Common Stock issuable upon the conversion of any shares of Class B Common Stock or Class C Common Stock); (iii) shares of Common Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation) issued pursuant to any option plan or other employee incentive plan approved by the Board, including issued upon the direct or indirect conversion of any options or convertible securities; (iv) shares of Common Stock issued to the Stockholders’ Representative in full or partial payment of the Option Exercise Price following an exercise of the Put Option or the Call Option (as such capitalized terms are defined in the Visa Europe Put-Call Option Agreement); (v) shares of Class A Common Stock in connection with any public offering of Class A Common Stock that the Board shall have determined in good faith is desirable in order to reduce the percentage ownership of Common Stock represented by the holders of Class B Common Stock and Class C Common Stock, in the aggregate, to less than fifty percent (50%), including, without limitation, the IPO; (vi) shares of Class A Common Stock (whether or not such shares constitute Loss Shares hereunder) sold in a public offering the proceeds of which are to be used, as determined in good faith by the Board, to fund operating losses or other extraordinary losses or liabilities, including, without limitation, losses in connection with any litigation or settlement thereof, or in other exigent circumstances as determined by the Board in good faith; (vii) shares of Common Stock or Preferred Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation) issued as consideration in any merger or recapitalization of the Corporation or issued as consideration for the acquisition of another Person or any assets of another Person; (viii) shares of Common Stock or Preferred Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation) issued to any Person (in an aggregate number of shares, with respect to each such Person, not to exceed (immediately after giving effect to such issuance) ten percent (10%) of the issued and outstanding capital stock of the Corporation of all classes and series, in each case if such issuance is to a Person as to which the Board has determined that a relationship with such Person would result in a material strategic benefit to the Corporation; (ix) shares of Common Stock or Preferred Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation), in an aggregate number of shares, not to exceed (immediately after giving effect to such issuance) three percent (3%) of the issued and outstanding capital stock of the Corporation of all classes and series, issued as part of any financing transaction approved by the Board, so long as such securities are not a material component of such financing transaction; and (x) shares of Common Stock (or other applicable equity interests in the case of any Subsidiary of the Corporation) issued in connection with any subdivision, reclassification, split or combination of the securities of the Corporation to all holders of such securities on a pro rata basis or shares of Class A Common Stock issued in connection with any subdivision, reclassification, split, combination, dividend or distribution to all holders of Class A Common Stock on a per share basis consistent with the provisions of Section 4.9(a), so long as each of the Applicable Conversion Rate, the Class B Number, Loss Funds Cost Per Share and Price Per Share for each share of Class B Common Stock and the Applicable Conversion Rate for each share of Class C Common Stock shall be adjusted as provided in Section 4.14(a).
(c)    This paragraph (c) authorizes the Corporation, on the terms and conditions set forth herein, to conduct one or a series of exchange offers (each, a “Class B-X Exchange Offer”) directed to holders of Class B Common Stock in which the holders of a particular numbered class of Class B Common Stock (other than Class B-5 Common Stock) would be offered the opportunity to exchange all or a portion of their shares of that numbered class for a combination of shares of the next highest numbered class of Class B Common Stock, Class C Common Stock and cash in lieu of fractional shares.
(i)    Notwithstanding any other provision of this Certificate of Incorporation, including, without limitation, paragraph (b) of this Section 4.23, the Corporation shall have authority, subject to applicable law and to satisfaction of the applicable condition set forth in clause (ii) below, (A) to conduct one or more Class B-X Exchange Offers for the class of Class B-X Common Stock designated by the Corporation, in each case giving each holder of the applicable class of Class B-X Common Stock as of a record date established by the Board (with respect to each applicable Class B-X Exchange Offer, the “Class B-X Exchange Offer Record Date”) the option to exchange up to all of such holder’s shares of Class B-X Common Stock for, on a per-share basis, (x) one half of a newly issued share of Class B-Y Common Stock and (y) newly issued shares of Class C Common Stock in an amount equivalent to one half of a share of Class B-X Common Stock, with such equivalence based on the respective numbers of shares of Class A Common Stock into which a share of Class B-X Common Stock and a share of Class C Common Stock would be converted assuming conversion on the date (with respect to each applicable Class B-X Exchange Offer, the “Class B-X Exchange Offer Acceptance Date”) that shares of Class B-X Common Stock tendered pursuant to such Class B-X Exchange Offer are accepted for exchange by the Corporation and (B) to issue such shares of Class B-Y Common Stock and Class C Common Stock; provided that the Corporation shall adjust the number of shares of Class B-Y Common Stock and Class C Common Stock deliverable to any exchanging holder downward in order to avoid the issuance of fractional shares, and shall deliver cash in lieu of fractional shares, with any such fraction calculated to four decimal places and otherwise calculated in the manner set forth in Section 4.12. As a condition to participation in the applicable Class B-X Exchange Offer, and in addition to any other conditions the Corporation may in its discretion impose, each holder of Class B-X Common Stock shall be required to execute and deliver to the Corporation a Makewhole Agreement substantially in the form included within the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on December 7, 2023, with such changes to such form of agreement as the Corporation may approve in its discretion.
(ii)    (A)    A Class B-X Exchange Offer directed to holders of Class B-1 Common Stock in which the holders thereof are given the option to exchange shares of Class B-1 Common Stock for Class B-2 Common Stock, Class C Common Stock and cash in lieu of fractional shares may, but shall not be required to, take place at any time after December 7, 2023.
(B)    A Class B-X Exchange Offer directed to holders of Class B-2 Common Stock in which the holders thereof are given the option to exchange shares of Class B-2 Common Stock for Class B-3 Common Stock, Class C Common Stock and cash in lieu of fractional shares may, but shall not be required to, take place at any time after the date, if any, on which the Corporation determines in its sole discretion that as of such date the Estimated Remaining Unsettled Interchange Liabilities (as defined below) are equal to or less than one-half of the Estimated Remaining Unsettled Interchange Liabilities as of October 1, 2023; provided that the initial Class B-X Exchange Offer under this clause (B) may not be launched until at least one year has elapsed since launch of the initial Class B-X Exchange Offer described in clause (A).
(C)    A Class B-X Exchange Offer directed to holders of Class B-3 Common Stock in which the holders thereof are given the option to exchange shares of Class B-3 Common Stock for Class B-4 Common Stock, Class C Common Stock and cash in lieu of fractional shares may, but shall not be required to, take place at any time after the date, if any, on which the Corporation determines in its sole discretion that as of such date the Estimated Remaining Unsettled Interchange Liabilities are equal to or less than one-half of the Estimated Remaining Unsettled Interchange Liabilities immediately following the Class B-X Exchange Offer Acceptance Date for the initial Class B-X Exchange Offer described in clause (B); provided that the initial Class B-X Exchange Offer under this clause (C) may not be launched until at least one year has elapsed since launch of the initial Class B-X Exchange Offer described in clause (B).

(D)    A Class B-X Exchange Offer directed to holders of Class B-4 Common Stock in which the holders thereof are given the option to exchange shares of Class B-4 Common Stock for Class B-5 Common Stock, Class C Common Stock and cash in lieu of fractional shares may, but shall not be required to, take place at any time after the date, if any, on which the Corporation determines in its sole discretion that as of such date the Estimated Remaining Unsettled Interchange Liabilities are equal to or less than one-half of the Estimated Remaining Unsettled Interchange Liabilities immediately following the Class B-X Exchange Offer Acceptance Date for the initial Class B-X Exchange Offer described in clause (C); provided that the initial Class B-X Exchange Offer under this clause (D) may not be launched until at least one year has elapsed since launch of the initial Class B-X Exchange Offer described in clause (C).
        “Estimated Remaining Unsettled Interchange Liabilities,” as of any determination date, means the Corporation’s estimate, in its sole discretion, of interchange reimbursement fees at issue in respect of any unresolved claims seeking damages in any of the Covered Litigation, without giving effect to any discount on the basis of the Corporation’s estimate of the potential settlement value of the Covered Litigation.
Section 4.24    Limitations on Beneficial Ownership of Class A Common Stock.
(a)    No Similar Person shall Beneficially Own more than five percent (5%) of the aggregate outstanding shares of Class A Common Stock, assuming the conversion of all of the outstanding shares of Common Stock (such Common Stock other than the Class A Common Stock, “Other Common Stock”) into shares of Class A Common Stock. Any Beneficial Ownership in violation of this Section 4.24(a) (including any Beneficial Ownership of a Person that shall thereafter become a Similar Person) shall be subject to the provisions set forth in Sections 4.24(e) through (k).
(b)    No Person shall Beneficially Own (i) shares of Class A Common Stock representing more than fifteen percent (15%) of the aggregate outstanding shares or voting power of Class A Common Stock; or (ii) shares of Class A Common Stock and Other Common Stock representing, together and on an as-converted basis, more than fifteen percent (15%) of the Class A Common Stock outstanding, assuming the conversion of all Other Common Stock then outstanding unless, in each case, the Board shall have approved in advance the acquisition by such Person of such Beneficial Ownership of such shares of Class A Common Stock or such Other Common Stock. Any Beneficial Ownership in violation of this Section 4.24(b) shall be subject to the provisions set forth in Sections 4.24(e) through (k).
(c)    Notwithstanding anything to the contrary contained in Section 4.24 (a) or (b) above, (i) no Visa Member shall be deemed in violation of the limitations contained in such Sections as a result of owning the number of shares of any applicable Regional Class of Common Stock owned by such Visa Member as of immediately after October 1, 2007 (or any number of shares of any other Common Stock into which such shares may subsequently be converted pursuant to the terms hereof or any other shares of Common Stock issuable to such Visa Member pursuant to the terms of the Global Restructuring Agreement or any other Transaction Document), (ii) no Initial VE Transferee (as defined in Section 4.25 below) shall be deemed in violation of the limitations contained in such Sections as a result of owning the number of shares of Class C Common Stock owned by it immediately after the first Transfer of any shares of Class C Common Stock by Visa Europe to such Initial VE Transferee and (iii) no Visa Member shall be deemed in violation of the limitations contained in such Sections by virtue of a repurchase of Common Stock or other actions by the Corporation. Notwithstanding Sections 4.24(a) and (b), any underwriter that participates in a public offering or as principal or initial purchaser in a placement of Class A Common Stock or Other Common Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Common Stock) may Beneficially Own shares of Class A Common Stock or Other Common Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Common Stock) in excess of the limitations on Beneficial Ownership set forth in Sections 4.24(a) and (b), but only to the extent necessary (in the sole judgment of the Board) to facilitate such public offering or placement.
(d)    A Person (including, without limitation, a Visa Member or Similar Person) shall not be deemed to Beneficially Own shares of Class A Common Stock or Other Common Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Common Stock) for purposes of Section 4.24(a) or (b), as applicable, if such shares of Class A Common Stock or Other Common Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Common Stock) are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of such Person’s business.
(e)    If any Transfer is purportedly effected which, if effective, would result in any Person Beneficially Owning shares of Class A Common Stock or Other Common Stock in violation of Section 4.24(a) or (b), then the intended Transferee shall acquire no rights in respect of the shares in excess of the amount permitted by Section 4.24(a) or (b), as applicable (“Excess Shares”), including, without limitation, voting rights or rights to dividends or other distributions with respect to such Excess Shares and, subject to Section 4.24(h) hereof, the Transfer of that number of shares of Class A Common Stock or Other Common Stock that otherwise would cause any Person to violate Section 4.24(a) or (b) shall be null and void ab initio.
(f)    If the Board shall at any time determine in good faith that a Transfer or other event has purportedly taken place that, if effected would result in a violation of Section 4.24(a) or (b) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class A Common Stock or Other Common Stock in violation of Section 4.24(a) or (b) (whether or not such violation is intended), such shares of Class A Common Stock or Other Common Stock shall be redeemable for cash or property or exchangeable for other shares of capital stock of the Corporation, in each case, at the option of, and for the amount determined by, the Board in good faith and in its sole discretion, and the Board shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 4.24(a) or (b) shall be null and void ab initio irrespective of any action (or non-action) by the Board.
(g)    A Person who acquires or attempts or intends to acquire Beneficial Ownership of shares of Class A Common Stock or Other Common Stock that will or may violate Section 4.24(a) or (b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation.
(h)    Nothing in this Section 4.24 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 4.24 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 4.24.
(i)    In the case of an ambiguity in the application of any of the provisions of this Section 4.24, the Board shall have the power to determine, in good faith and in its sole discretion, the application of the provisions of this Section 4.24, to any situation based on the facts known to it. In the event Section 4.24(f) requires an action by the Board and this Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 4.24. Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for provisions of Section 4.24(f)) acquired Beneficial Ownership of Class A Common Stock or Other Common Stock in violation of Section 4.24(a) or (b), such provisions (as applicable) shall apply first, to the shares of Class A Common Stock or Other Common Stock which, but for such provisions, would have been owned directly by such Person, second, to the shares which, but for such provisions, would have been wholly Beneficially Owned (but not owned directly) by such Person, and thereafter, to the shares which, but for such remedies, would have been Beneficially Owned by such Person, pro rata among the Persons who directly own such shares of Class A Common Stock or Other Common Stock based upon the relative number of the shares of Class A Common Stock and/or Other Common Stock held by each such Person.
(j)    The Corporation is authorized specifically to seek equitable relief, including injunctive and necessary relief, to enforce the provisions of this Section 4.24.
(k)    No delay or failure on the part of the Corporation or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing as authorized by the Board.
(l)    Any certificate representing shares of Class B Common Stock or Class C Common Stock shall bear a legend that the shares represented by such certificates are subject to the restrictions on transferability set forth in this Section 4.24, which legend shall be removed from such certificate upon release from such restrictions.
Section 4.25    Limitations on Transfer.
(a)    Until (x) in the case of the Class B Common Stock, the later of the third anniversary of March 25, 2008 and the Escrow Termination Date and (y) in the case of the Class C Common Stock, the third anniversary of March 25, 2008 (such period, as applicable, and as such period may be modified by the Board pursuant to Section 4.25(b) or (c) hereof the “Lock-Up Period”), no shares of Class B Common Stock or Class C Common Stock shall be Transferable, except for:
(i)    any Transfer by the Corporation to the initial holders of any Class B Common Stock or Class C Common Stock;
(ii)    [Reserved];
(iii)    any Transfer by the Corporation to any Person or by the holder thereof to the Corporation;
(iv)    any Transfer of any shares of Class B Common Stock to any other holder of Class B Common Stock or to any Affiliate thereof and any Transfer of any shares of Class C Common Stock of any applicable series thereof to any other holder of Class C Common Stock of the same series thereof or to any Affiliate thereof;
(v)    any Transfer of any shares of Class B Common Stock or Class C Common Stock to an Affiliate of such holder;
(vi)    any Transfer of any shares of Common Stock pursuant to the terms of the Loss Sharing Agreement;
(vii)    any Transfer by Visa Europe of any shares of Class C Common Stock to its members, stockholders or other holders of equity interest in Visa Europe at the time of such Transfer (each an “Initial VE Transferee”); provided that such Transfer is made in accordance with applicable securities Laws and is made to each Initial VE Transferee ratably in accordance with their respective entitlements to dividends or other distributions from Visa Europe, in accordance with the applicable constituent documents of Visa Europe;
(viii)    any Transfer of any shares of Class B Common Stock or Class C Common Stock by any Person that is a Group Member (as such term is defined in the Second Restated Visa International By-Laws) of Visa International to any Person that is a stockholder, member, or other equity holder of such Group Member (each, an “Initial Group Member Transferee”); provided that such Transfer is made in accordance with applicable securities Laws and is made to each Initial Group Member Transferee ratably in accordance with their respective entitlements to dividends or other distributions from such Group Member, in accordance with the applicable constituent documents of such Group Member;
(ix)    any Transfer by a holder of Class B Common Stock or Class C Common Stock to any Person who succeeds to all or substantially all of the assets of such holder, whether by merger, consolidation, amalgamation, sale of substantially all assets or other similar transaction or to an Affiliate of such Person;
(x)    any Transfer by a holder of Class B Common Stock or Class C Common Stock to any Person who acquires from such holder all or substantially all of the Visa branded payments products portfolio of such holder;
(xi)    [Reserved]; and
(xii)    any Transfer of any shares of Common Stock by any Non-Equity Member (as such term is defined in the Second Restated Visa International By-Laws) of Visa International in the Principal category of membership to any Non-Equity Member of Visa International whose membership in Visa International is sponsored by such Principal Non-Equity Member; and any Transfer of any shares of Common Stock by any Non-Equity Member of Visa International in the Principal category of membership to any Person who participates in the Visa Payment System as an issuer and which Person is sponsored by such Non-Equity Member, by an associate member of Visa International sponsored by such Non-Equity Member or (if such Non-Equity Member is a Group Member) by a constituent member of such Non-Equity Member.
(b)    The Board may approve one or more exceptions to the foregoing Transfer restrictions in the case of any proposed Transfer by a holder of Class C Common Stock, in which case such restrictions shall not apply to such Transfer; provided that such exception applies to all holders of Class C Common Stock equally on a ratable basis (or, if such exception does not apply to all holders of Class C Common Stock equally on a ratable basis, if such exception is also approved by at least a majority of the Independent Directors) and (B) at any time after the Escrow Termination Date, the Board may approve one or more exceptions to the foregoing Transfer restrictions in the case of any proposed Transfer by a holder of Class B Common Stock, in which case such restrictions shall not apply to such Transfer; provided that such exception applies to all holders of Class B Common Stock and Class C Common Stock equally on a ratable basis (or, if such exception does not apply to all holders of Class B Common Stock and Class C Common Stock equally on a ratable basis, if such exception is also approved by at least a majority of the Independent Directors). The provisions of Section 4.24 shall apply to this Section 4.25 mutatis mutandis. Any certificate representing shares of Class B Common Stock or Class C Common Stock shall bear a legend that the shares represented by such certificates are subject to the restrictions on transferability set forth in this Certificate of Incorporation, which legend shall be removed from such certificate upon release from such restrictions. If any shares of Class B Common Stock or Class C Common Stock are not represented by a certificate, the Corporation reserves the right to require that an analogous notification be used in order to reflect on the books and records of the Corporation such restrictions with respect to such shares of Class B Common Stock or Class C Common Stock, as the case may be.
(c)    The Board may, by resolution adopted by a majority of the Board, extend the three (3) year component of the Lock-Up Period (i.e., in the case the Class B Common Stock, not including any period by which the Escrow Termination Date exceeds such three (3) year period) with respect to any portion of the outstanding shares of Class B Common Stock and Class C Common Stock for a period of not more than one year after the date on which the Lock-Up Period would otherwise terminate pursuant to Section 4.25(a); provided that (i) contemporaneously with any such extension of the Lock-Up Period with respect to any portion of such shares of Class B Common Stock and Class C Common Stock, the Board has approved one or more reductions to the Lock-Up Period with respect to another portion of such shares of Class B Common Stock and Class C Common Stock, such that at all times the weighted average period of the Lock-Up Period with respect to all outstanding shares of Class B Common Stock and Class C Common Stock is not more than three (3) years and (ii) such extension of the Lock-Up Period applies to all holders of Class B Common Stock and Class C Common Stock equally on a ratable basis (or, if such extension does not apply to all holders of Class B Common Stock and Class C Common Stock equally on a ratable basis, if such extension is also approved by at least a majority of the Independent Directors).
Section 4.26    Sale of Loss Shares.
(a)    Sale at Election of the Corporation. Except as the Corporation may otherwise agree pursuant to contract, the Corporation shall be entitled to sell Loss Shares at any time and for any reason, and on such terms as the Board may determine in its sole discretion; provided that the proceeds of any such sale, net of any underwriting discounts and commissions, shall be deposited in the Escrow Account in accordance with the provisions of the Escrow Agreement. Notwithstanding the foregoing, the Corporation shall not sell Loss Shares or designate Loss Funds, in each case, in an amount which, taken cumulatively with all other Loss Shares issued and Loss Funds designated, will reduce the Applicable Conversion Rate for the Class B-1 Common Stock to a number that is less than zero (0) (assuming at least one such share outstanding), but the Corporation may, until such time as the Applicable Conversion Rate for the Class B-1 Common Stock equals zero (0), sell Loss Shares or designate Loss Funds that will reduce the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common Stock to a number that is equal to or less than zero (0). If a sale of Loss Shares or a designation of Loss Funds, taken cumulatively with all other Loss Shares issued and Loss Funds designated, would result in the Applicable Conversion Rate for the Class B-1 Common Stock being greater than zero (0) and the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common being equal to or less than zero (0) (where the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common, as applicable, was not previously equal to or less than zero (0)), then such sale or designation, as the case may be, shall be deemed to have taken place in two separate transactions, the first of which resulted in the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common Stock, as applicable, becoming equal to zero (0) and the second of which resulted in the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common Stock, as applicable, becoming less than zero (0). If any event would result in the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common being equal to or greater than zero (0) (where the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common, as applicable, was previously less than zero (0)), then such event shall be deemed to have taken place in separate transactions, the sequence of which results in the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common Stock, as applicable and in such order, becoming equal to zero (0) before any remaining transaction that results in the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common Stock, as applicable, becoming greater than zero (0).
(b)    Sale at the Direction of the Litigation Committee. The Corporation shall, at the request of the Litigation Committee, use all commercially reasonable efforts to sell in an underwritten public offering pursuant to the terms of the Loss Sharing Agreement, additional shares of Class A Common Stock which shall constitute Loss Shares in an amount not to exceed the number of shares of Class A Common Stock into which the issued and outstanding Class B Common Stock is then convertible immediately prior to the sale of such Loss Shares; provided, however, that the Litigation Committee shall not be entitled to make any such request (x) more frequently than twice in any twelve (12) month period or (y) with respect to any requested offering that is not reasonably expected to yield net proceeds of at least $100,000,000, in either such case, unless the Corporation or any of its Affiliates shall have actually incurred a Liability in respect of any Visa Litigation Obligation at the time of such request and there shall be no funds on deposit in the Escrow Account at such time); and provided, further, that the net proceeds of the sale of such Loss Shares shall be deposited into the Escrow Account in accordance with the terms of the Escrow Agreement. Notwithstanding the foregoing, the Corporation may delay the filing or effectiveness of a registration statement with respect to such Loss Shares for a period of time not to exceed an aggregate of one hundred twenty (120) days in any twelve (12) month period if (i) the Board determines, in good faith, that the disclosure of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on the business, assets, operations, condition (financial or otherwise), performance, property or prospects of the Corporation and its Subsidiaries, taken as a whole, or (ii) such disclosure otherwise relates to a material business transaction or potential business transaction which has not been publicly disclosed and the Board determines, in good faith, that any such disclosure could jeopardize the consummation or success of such transaction or that disclosure of the transaction is prohibited pursuant to the terms thereof.
(c)    Any shares of Class A Common Stock to be issued as Loss Shares pursuant to paragraph (a) or (b) of this Section 4.26 shall be so designated by resolution of the Board.
Section 4.27    [Reserved].
Section 4.28    Alternatives to Issuance of Loss Shares; Limitation of Issuance of Loss Shares or Designation of Loss Funds.
In any circumstance under which the Corporation is required or permitted to issue Loss Shares, the Corporation may, upon the approval of the Board (or any duly authorized committee of the Board), and with the prior written consent of a majority of the members of the Litigation Committee (acting pursuant to their contractual rights and obligations pursuant to the Litigation Management Agreement), in lieu of issuing Loss Shares, deposit Loss Funds into the Escrow Account in accordance with the terms of the Escrow Agreement. If the Corporation determines to deposit Loss Funds into the Escrow Account in accordance with the foregoing, the date on which the Board (or committee as the case may be) so approves shall be referred to as the “Funding Decision Date.” On the Funding Decision Date applicable to any anticipated deposit of Loss Funds, the Corporation shall calculate a Pricing Reference Period for such deposit of Loss Funds. Subject to any conditions approved by the Board (or committee as the case may be), the Corporation shall deposit such Loss Funds into the Escrow Account on the first Business Day after the end of the applicable Pricing Reference Period. Notwithstanding anything in this Certificate of Incorporation to the contrary, no Pricing Reference Period shall be calculated in respect of any deposit of Loss Funds to be made prior to January 1, 2009 and the Corporation shall not make any deposits of Loss Funds prior to January 1, 2009 unless (x) the Funding Decision Date for such deposit of Loss Funds is December 16, 2008 and (y) the date of such deposit of Loss Funds is December 19, 2008 or the Corporation makes commercially reasonable efforts to initiate and complete the deposit on December 19, 2008 and in fact completes the deposit at the latest by December 22, 2008.

Article V
Section 5.1    Composition of the Board.
(a)    The business and affairs of the Corporation shall be managed by or under the direction of the members of the Board, with the number of directors comprising the full Board to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board.
(b)    [Reserved].
(c)    From March 25, 2008 until the day of the annual meeting of the Corporation held in the calendar year 2011, the Board shall consist, subject to this Certificate of Incorporation and the By-Laws of the Corporation (as amended, supplemented, restated or otherwise modified from time to time, the “By-Laws”) of seventeen (17) directors, having the following composition (subject to Section 5.2 hereof): (i) a number of directors equal to not less than fifty-eight percent (58%) of the total number of directors comprising the full Board shall be Independent Directors; (ii) two directors shall be USA Directors; (iii) one director shall be a Canada Director; (iv) one director shall be an AP Director; (v) one director shall be an LAC Director; (vi) one director shall be a CEMEA Director; and (vii) the Executive Director. All directors other than the Executive Director and the Regional Directors shall be Independent Directors.
(d)    From and after the day of the annual meeting of the Corporation occurring in the calendar year 2011, the Board shall consist, subject to this Certificate of Incorporation and the By-Laws, of such number of directors as shall from time to time be fixed exclusively by resolution adopted by the affirmative vote of the majority of the Board; provided, however, that at least fifty-eight percent (58%) of the Board shall at all times be comprised of Independent Directors.
(e)    Each director shall be elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting of stockholders and each director shall remain in office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. If the number of directors is increased at or following the 2011 annual meeting of stockholders, any additional director elected to fill a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders. In no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.
(f)    A majority of the total number of directors then in office shall constitute a quorum for the transaction of business, but shall be no less than one-third (1/3) of the total authorized number of directors. Except as otherwise provided by law, this Certificate of Incorporation or the By-Laws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.
(g)    Directors need not be elected by written ballot unless the By-Laws shall so provide.

Section 5.2    Vacancies; Newly-Created Directorships; Qualification.
(a)    In the event of a vacancy on the Board resulting from the death, resignation, disqualification or removal of any Regional Director after April 30, 2009, and prior to the date of the annual meeting of the Corporation occurring in the calendar year 2011, the Board shall request that a representative sample of the financial institutions participating in the payments system operated by the Corporation and its Subsidiaries and which are organized under the laws of countries (or their respective states, provinces, territories or dominions) falling within the geographic region to which such Regional Director pertains, as the Board may determine, in its sole discretion, (such stockholder(s) or any individuals designated by such stockholder(s), a “Regional Nominating Committee”), nominate an individual for the Board’s consideration in filling such vacancy; provided, however, that such nominee must be an individual who qualifies (as set forth in Section 5.2(c)) as a Regional Director of the region in which the Regional Director vacancy exists. Following any such nomination, the Board shall, at the next scheduled meeting of the Board or any special meeting called for such purpose, vote upon any nominee submitted by the Regional Nominating Committee. If such nominee is elected by a majority of the full Board present at a meeting at which there is a quorum, such nominee shall be elected as a member of the Board. If such nominee fails to be elected at such meeting, then the Board shall call a special meeting of the stockholders of the Corporation for the purpose of voting to elect a director to fill such vacancy. Any person elected to the Board in the manner provided in this Section 5.2 shall be a Regional Director for purposes of Section 5.1 hereof. For clarity, no period of vacancy contemplated by this Section 5.2(a) shall be deemed to give rise to any conflict with the terms of Section 5.1(c).
(b)    Except as provided in Section 5.2(a), and subject to the rights of the holders of any series of Preferred Stock then outstanding and to the By-Laws, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation or other cause shall be filled only by a resolution adopted by the affirmative vote of a majority of the directors then in office, even if less than a quorum, and each director so chosen shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification, removal from office or other reason. For clarity, no period of vacancy contemplated by this Section 5.2(b) shall be deemed to give rise to any conflict with the terms of Sections 5.1(c) or 5.1(d).
(c)    Notwithstanding anything to the contrary in this Certificate of Incorporation, no candidate shall be nominated to stand for election as a Class I director of the Corporation at any annual meeting of the Corporation (or any special meeting of the Corporation held for the purpose of electing Class I directors) held on or after January 1, 2008 and on or before April 30, 2009, unless such candidate shall meet the following qualifications: (i) such candidate shall be a senior executive or former senior executive of a Visa Member (or shall be a serving director of the Corporation who has been nominated for re-election upon the expiration of his or her term); and (ii) such candidate shall have been approved by the then-serving Regional Directors. This Section 5.2(c) shall have no further effect from and after May 1, 2009.
Section 5.3    Removal of Directors.
Subject to the rights of the holders of any series of Preferred Stock then outstanding, unless otherwise restricted by this Certificate of Incorporation, any director may be removed from office at any time, with or without cause, only by the affirmative vote of at least eighty percent (80%) in voting power of all of the then outstanding shares of stock of the Corporation entitled to vote at an election of directors, voting together as a single class.
Section 5.4    Election of Directors by Preferred Stock Holders.
Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) applicable thereto.
Section 5.5    Delegations of Authority.
The Board is expressly authorized to establish, through the adoption of any provision of the By-Laws or any resolution of the Board, one or more regional advisory councils and may, to the extent permitted by the DGCL, by this Certificate of Incorporation and by the By-Laws, delegate authority to such regional advisory councils.
Article VI
Section 6.1    Meetings of Stockholders.
Any action required or permitted to be taken by the holders of Common Stock must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called as set forth in the Corporation’s Bylaws.
Article VII
Section 7.1    Limited Liability of Directors.
No director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. No amendment, alteration or repeal of this Article VII shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII would accrue or arise, prior to such amendment, alteration or repeal.
Article VIII
Section 8.1    Indemnification.
The Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, inquiry, administrative or legal hearing or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Corporation or any predecessor of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.
Section 8.2    Expenses Payable in Advance.
To the fullest extent permitted by the DGCL, as now or hereafter in effect, and not prohibited by any other applicable law, expenses (including attorney’s fees) incurred by a person who is or was a director or officer of the Corporation or a member of the Litigation Committee in connection with any Proceeding shall be paid promptly by the Corporation in advance of the final disposition of such Proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any director or officer of the Corporation or a member of the Litigation Committee in his or her capacity as such (and not in any other capacity in which service was or is rendered by the indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified for such expenses by the Corporation as authorized in this Article VIII.
Section 8.3    Non-Exclusivity of Indemnification and Advancement of Expenses.
The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Certificate of Incorporation, the By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 8.1 of this Article VIII shall be made to the fullest extent permitted by Law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable Law.
Section 8.4    Insurance.
To the fullest extent permitted by the DGCL or any other applicable Law, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.
Section 8.5    Certain Definitions.
For purposes of this Article VIII, references to “the Corporation” shall include, in addition to this corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.
Section 8.6    Survival of Indemnification and Advancement of Expenses.
The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.
Section 8.7    Limitation on Indemnification.
Notwithstanding anything contained in this Article VIII to the contrary, the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless (i) such proceeding (or part thereof) was authorized or consented to by the Board or (ii) such director or officer has been successful on the merits in any such proceeding (or part thereof).
Section 8.8    Indemnification of Employees and Agents.
The Corporation may, to the extent authorized from time to time by or pursuant to action by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
Section 8.9    Effect of Amendment or Repeal.
Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws inconsistent with this Article VIII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.
Section 8.10    Subrogation.
In the event of payment under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
Article IX
Section 9.1    Effect of Other Business Interests.
Without limiting Section 9.3 hereof, each holder of Class B Common Stock or Class C Common Stock, and its respective Affiliates and Related Parties (other than a Related Party that is employed by, or seconded to, the Corporation, it being understood that for this purpose a director of the Corporation shall not be deemed to be employed by, or seconded to, the Corporation) (collectively, the “Permitted Persons”), may have any other business interests and may engage in any other business or trade, profession or employment whatsoever, on its own account, or in partnership with, or as an employee, officer, director or stockholder of any other Person, and no Permitted Person shall be required to devote its or his entire time to the business of the Corporation. Without limiting the generality of the foregoing, each Permitted Person may (i) engage in the same or similar activities or lines of business as the Corporation or any of its subsidiaries or develop or market any products or services that compete, directly or indirectly, with those of the Corporation or any of its Subsidiaries; (ii) do business with any client or customer of the Corporation or any of its Subsidiaries; and (iii) hold Beneficial Ownership of securities of, or develop a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or any of its Controlled Affiliates (collectively, the interests, activities and relationships described in this Section 9.1 are referred to as “Permitted Activities”).
Section 9.2    No Obligation to Present Permitted Activities to the Corporation.
Without limiting Section 9.3 hereof, neither the Corporation nor any holder of Class B Common Stock or Class C Common Stock nor any Controlled Affiliate thereof by virtue of this Certificate of Incorporation shall have any rights in or to any Permitted Activity or the income or profits derived therefrom, regardless of whether or not such Permitted Activity was presented to a Permitted Person as a direct or indirect result of its or his connection with the Corporation. Without limiting Section 9.3 hereof, no Permitted Person shall have any obligation to present any Permitted Activity to the Corporation, even if the Permitted Activity is one that the Corporation might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no Permitted Person shall be liable to the Corporation or any holder of Class B Common Stock, Class C Common Stock or any Regional Class of Common Stock (or any Controlled Affiliate or Related Party thereof) for breach of any fiduciary or other duty by reason of the fact that a Permitted Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation.
Section 9.3    Waiver of Corporate Opportunity Claim.
Without limiting the foregoing Sections 9.1 and 9.2 hereof, in the event that a director or officer of the Corporation who also is, or is a director, officer or employee of, a Permitted Person, acquires knowledge of a Permitted Activity which may be a corporate opportunity for both the Corporation or any of its subsidiaries and such Permitted Person or his or its Affiliates, such director or officer shall have fully satisfied and fulfilled his fiduciary duty with respect to such corporate opportunity, and the Corporation hereby renounces its interest in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its subsidiaries, if such director or officer acts in a manner consistent with the following policy: a corporate opportunity offered to any person who is an officer or director of the Corporation, and who also is, or is an officer, director or employee of, a Permitted Person, shall belong to such Permitted Person, unless such opportunity was offered to such Person expressly and solely in his or her capacity as a director or officer of the Corporation. Any Person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to this Article IX.
Section 9.4    Confidential or Proprietary Information.
Nothing in this Article IX shall prevent or otherwise restrict the Corporation from promulgating policies regarding the safeguarding and handling of Confidential or Proprietary Information by the officers, directors and employees of the Corporation. Without limiting the foregoing, the Corporation, acting through its Board may, in its reasonable discretion, require directors and officers of the Corporation who are also directors, officers or employees of Competing Person to recuse themselves from considering (or otherwise exclude such directors and officers from participation in the consideration of) matters which relate to such Competing Person or to the Corporation’s strategy or activities to the extent that they may be of significant competitive interest to such Competing Person.
Section 9.5    Sunset.
The provisions contained in this Article IX shall, automatically and without any further action to be taken by or on behalf of the Corporation, become null and void on the fourth anniversary of March 25, 2008.

Article X
Section 10.1    Amendment.
(a)    In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the By-Laws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation; provided, however, that any amendment, alteration, change or repeal by the Board of any provision of the By-Laws that was adopted by the stockholders of the Corporation shall not be effective earlier than the date that is 365 days after the date on which such provision of the By-Laws was adopted by the stockholders of the Corporation.
(b)    In addition to any votes required by applicable law, no provision of Sections 4.7, 4.8 and 4.18 and, until the third anniversary of March 25, 2008, Sections 5.1 and 5.2 of this Certificate of Incorporation (or in each case, any related term defined in Section 11.2) may be amended, altered, repealed or otherwise modified, and no provision of this Certificate of Incorporation inconsistent with any such provisions may be adopted, whether by means of formal amendment thereto or by means of any merger, consolidation, amalgamation, other business combination or otherwise, without the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of each of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, each voting separately as a class (and together with no other class), as applicable, if such amendment, alteration, repeal or other modification would adversely affect the powers, preferences or special rights of such class of Common Stock. No provision of Sections 4.24, 4.26, 4.27 or 10.1 (and in each case any related term defined in Section 11.2) of this Certificate of Incorporation may be amended, altered, repealed or otherwise modified, and no provision of this Certificate of Incorporation inconsistent with any such provisions may be adopted, whether by means of formal amendment thereto or by means of any merger consolidation, amalgamation, other business combination or otherwise, without the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of each of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, each voting together as a single class of Common Stock. Neither the terms of the Class B Common Stock nor the terms of the Class C Common Stock shall be amended without, in either such case, the affirmative vote of the holders of a majority of the voting power of the Class B Common Stock, voting separately (and together with no other class or series) as a class, and the affirmative votes of a majority of the Class C Common Stock, voting separately (and together with no other class or series) as a class. Without limiting the foregoing, any amendment of any provision of this Certificate of Incorporation that requires the treatment of holders of Class B Common Stock and Class C Common Stock ratably on an “as converted” basis shall not be effective unless such amendment is approved by the affirmative vote of the holders of a majority of the voting power of each adversely affected class of Common Stock.
Article XI
Section 11.1    Severability.
If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by Law.
Section 11.2    Defined Terms.
Capitalized terms used and not otherwise defined in this Certificate of Incorporation shall have their respective meanings as defined below or, if not defined below, as defined in Annex I to the Global Restructuring Agreement:
“Affiliate” has the meaning assigned to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
“AP Director” shall mean a Class I director of the Corporation who is a senior executive or retired senior executive of a financial institution participating in the payments system operated by the Corporation and its Subsidiaries, which financial institution is organized under the laws of a country within the Corporation’s Asia-Pacific region (or any state, province or other political subdivision of such a country).
“Applicable Conversion Rate” shall mean:
(i)    with respect to each share of Class C Common Stock, 1.00 share of Class A Common Stock, as adjusted from time to time after March 25, 2008 as provided herein;
(ii)    with respect to each share of Class B-1 Common Stock, (x) during the period from March 25, 2008 to the Escrow Termination Date, a number of shares of Class A Common Stock equal to 1.00 x (A – B – D), and (y) during the period after the Escrow Termination Date and March 25, 2008, a number of shares of Class A Common Stock equal to 1.00 x (A – B – D + C), in each case, as applicable, where:
(A)    = 0.7142888829;
(B)    = a fraction, the numerator of which is the number of any Loss Shares issued from time to time and the denominator of which is the Class B Number;
(C)    = a fraction, the numerator of which is the quotient obtained by dividing (I) the aggregate portion of any funds disbursed to the Corporation from the Escrow Account pursuant to Section 4.9 of the Global Restructuring Agreement or to the Escrow Agreement other than any Disregarded Escrow Distribution amount by (II) the Price Per Share and the denominator of which is the Class B Number; and
(D)    = a fraction, the numerator of which is (x) the Loss Funds Share Equivalent for all Loss Funds deposited into the Escrow Account from time to time, and the denominator of which is the Class B Number;
(iii)    with respect to each share of Class B-2 Common Stock, (x) during the period from the first Class B-X Exchange Offer Acceptance Date with respect to a Class B-X Exchange Offer described in Section 4.23(c)(ii)(A) to but excluding the first date thereafter (if any) prior to the Escrow Termination Date on which an adjustment pursuant to clause (ii)(x) of this definition takes place (the “Class B-2 Divergence Date”), or, if the Class B-2 Divergence Date shall not have occurred, the period from such Class B-X Exchange Offer Acceptance Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-1 Common Stock is then convertible (assuming at least one such share outstanding), (y) during the period (if any) from the Class B-2 Divergence Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-1 Common Stock is then convertible (assuming at least one such share outstanding), but adjusted downward so that each adjustment pursuant to clause (ii)(x) of this definition that takes place on or after the Class B-2 Divergence Date has double the impact on each share of Class B-2 Common Stock compared to the impact on each share of Class B-1 Common Stock (for the avoidance of doubt, measured by the decrease in the number of shares of Class A Common Stock into which each such share of Class B-1 or Class B-2 Common Stock is convertible), and (z) during the period after the Escrow Termination Date,
(A)    if the Class B-2 Divergence Date shall have occurred, a number of shares of Class A Common Stock equal to that specified in clause (iii)(y) of this definition, but adjusted upward so that the adjustment pursuant to clause (ii)(y)(C) of this definition resulting from the application of any amount (the “Overfunded Amount”) referred to in clause (ii)(y)(C)(I) of this definition has double the positive impact on each share of Class B-2 Common Stock compared to the positive impact such adjustment has on each share of Class B-1 Common Stock; and
(B)    if the Class B-2 Divergence Date shall not have occurred, a number of shares of Class A Common Stock equal to the number into which one share of Class B-1 Common Stock is then convertible (assuming at least one such share outstanding);
(iv)    with respect to each share of Class B-3 Common Stock, (x) during the period from the first Class B-X Exchange Offer Acceptance Date with respect to a Class B-X Exchange Offer described in Section 4.23(c)(ii)(B) to but excluding the first date thereafter (if any) prior to the Escrow Termination Date on which an adjustment pursuant to clause (ii)(x) of this definition takes place (the “Class B-3 Divergence Date”), or, if the Class B-3 Divergence Date shall not have occurred, the period from such Class B-X Exchange Offer Acceptance Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-2 Common Stock is then convertible (assuming at least one such share outstanding), (y) during the period (if any) from the Class B-3 Divergence Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-2 Common Stock is then convertible (assuming at least one such share outstanding), but adjusted downward so that each adjustment pursuant to clause (ii)(x) of this definition that takes place on or after the Class B-3 Divergence Date has double the impact on each share of Class B-3 Common Stock compared to the impact on each share of Class B-2 Common Stock (for the avoidance of doubt, measured by the decrease in the number of shares of Class A Common Stock into which each such share of Class B-2 or Class B-3 Common Stock is convertible), and (z) during the period after the Escrow Termination Date,
(A)    if the Class B-3 Divergence Date shall have occurred, a number of shares of Class A Common Stock equal to that specified in clause (iv)(y) of this definition, but adjusted upward so that the adjustment pursuant to clause (ii)(y)(C) of this definition resulting from the application of any Overfunded Amount referred to in clause (ii)(y)(C)(I) of this definition has double the positive impact on each share of Class B-3 Common Stock compared to the positive impact such adjustment has on each share of Class B-2 Common Stock; and
(B)    if the Class B-3 Divergence Date shall not have occurred, a number of shares of Class A Common Stock equal to the number into which one share of Class B-2 Common Stock is then convertible (assuming at least one such share outstanding);
(v)    with respect to each share of Class B-4 Common Stock, (x) during the period from the first Class B-X Exchange Offer Acceptance Date with respect to a Class B-X Exchange Offer described in Section 4.23(c)(ii)(C) to but excluding the first date thereafter (if any) prior to the Escrow Termination Date on which an adjustment pursuant to clause (ii)(x) of this definition takes place (the “Class B-4 Divergence Date”), or, if the Class B-4 Divergence Date shall not have occurred, the period from such Class B-X Exchange Offer Acceptance Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-3 Common Stock is then convertible (assuming at least one such share outstanding), (y) during the period (if any) from the Class B-4 Divergence Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-3 Common Stock is then convertible (assuming at least one such share outstanding), but adjusted downward so that each adjustment pursuant to clause (ii)(x) of this definition that takes place on or after the Class B-4 Divergence Date has double the impact on each share of Class B-4 Common Stock compared to the impact on each share of Class B-3 Common Stock (for the avoidance of doubt, measured by the decrease in the number of shares of Class A Common Stock into which each such share of Class B-3 or Class B-4 Common Stock is convertible), and (z) during the period after the Escrow Termination Date,
(A)    if the Class B-4 Divergence Date shall have occurred, a number of shares of Class A Common Stock equal to that specified in clause (v)(y) of this definition, but adjusted upward so that the adjustment pursuant to clause (ii)(y)(C) of this definition resulting from the application of any Overfunded Amount referred to in clause (ii)(y)(C)(I) of this definition has double the positive impact on each share of Class B-4 Common Stock compared to the positive impact such adjustment has on each share of Class B-3 Common Stock; and
(B)    if the Class B-4 Divergence Date shall not have occurred, a number of shares of Class A Common Stock equal to the number into which one share of Class B-3 Common Stock is then convertible (assuming at least one such share outstanding); and
(vi)    with respect to each share of Class B-5 Common Stock, (x) during the period from the first Class B-X Exchange Offer Acceptance Date with respect to a Class B-X Exchange Offer described in Section 4.23(c)(ii)(D) to but excluding the first date thereafter (if any) prior to the Escrow Termination Date on which an adjustment pursuant to clause (ii)(x) of this definition takes place (the “Class B-5 Divergence Date”), or, if the Class B-5 Divergence Date shall not have occurred, the period from such Class B-X Exchange Offer Acceptance Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-4 Common Stock is then convertible (assuming at least one such share outstanding), (y) during the period (if any) from the Class B-5 Divergence Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-4 Common Stock is then convertible (assuming at least one such share outstanding), but adjusted downward so that each adjustment pursuant to clause (ii)(x) of this definition that takes place on or after the Class B-5 Divergence Date has double the impact on each share of Class B-5 Common Stock compared to the impact on each share of Class B-4 Common Stock (for the avoidance of doubt, measured by the decrease in the number of shares of Class A Common Stock into which each such share of Class B-4 or Class B-5 Common Stock is convertible), and (z) during the period after the Escrow Termination Date,
(A)    if the Class B-5 Divergence Date shall have occurred, a number of shares of Class A Common Stock equal to that specified in clause (vi)(y) of this definition, but adjusted upward so that the adjustment pursuant to clause (ii)(y)(C) of this definition resulting from the application of any Overfunded Amount referred to in clause (ii)(y)(C)(I) of this definition has double the positive impact on each share of Class B-5 Common Stock compared to the positive impact such adjustment has on each share of Class B-4 Common Stock; and
(B)    if the Class B-5 Divergence Date shall not have occurred, a number of shares of Class A Common Stock equal to the number into which one share of Class B-4 Common Stock is then convertible (assuming at least one such share outstanding).
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules), except that in calculating the beneficial ownership of any particular Person, for purposes solely of this Certificate of Incorporation, and not for purposes of such rules, (a) such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition and (b) such Person will be deemed to have beneficial ownership of any shares of Class A Common Stock issuable upon conversion of any shares of Class B Common Stock and/or Class C Common Stock beneficially owned by such Person only for purposes of Section 4.24(b)(ii) hereof and not for purposes of any other section hereof. The terms “Beneficially Owns,” “Beneficial Ownership” and “Beneficially Owned” have a corresponding meaning.
“Business Day” shall mean any day except a Saturday, a Sunday and any day which in New York, New York, United States shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.
“Canada Director” shall mean a Class I director of the Corporation who is a senior executive or retired senior executive of a financial institution participating in the payment system operated by the Corporation and its Subsidiaries, which financial institution is organized under the laws of Canada or any of its provinces or territories.
“CEMEA Director” shall mean a Class I director of the Corporation who is a senior executive or retired senior executive of a financial institution participating in the payment system operated by the Corporation and its Subsidiaries, which financial institution is organized under the laws of a country within the Corporation’s Central Europe, Middle East and Africa region (or any state, province or other political subdivision of such a country).
“Class B Number” shall mean 245,513,385, subject to adjustment as provided in Section 4.14(a).
“Competing Person” means any Person whom the Board reasonably determines is a significant direct competitor of the Corporation in the sense that a substantial activity of such Person is in direct competition with a significant business interest of the Corporation.
“Confidential or Proprietary Information” shall mean (i) all information or material which the Board, in its reasonable discretion designates confidential, proprietary or competitively sensitive and (ii) any trade secrets of the Corporation or its Subsidiaries.
“Control” has the meaning assigned to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
“Covered Litigation” shall have the meaning ascribed to such term on Schedule A to the Loss Sharing Agreement.
“Daily Trading Limit” shall mean fifteen percent (15%) of the average daily trading volume of the Company’s Class A Common Stock over the four (4) calendar weeks prior to the week of the Funding Decision Date; provided, however, that the Board or a committee of the Board, if constituted in the discretion of the Board, may set the Daily Trading Limit to an alternate limit so long as (a) the alternate limit does not exceed the result obtained from the formula set forth above, and (b) the Board or committee, as the case may be, obtains the consent of a majority of the members of the Litigation Committee for such alternate limit.

“Daily VWAP” means the volume-weighted average price per share for any given Trading Day, as displayed under the heading “Bloomberg VWAP” on Bloomberg page V <equity> VWAP (or any equivalent successor page) in respect of the period from 9:30 am EST to 4:00 pm EST, or if such volume-weighted average price is unavailable, Reuters volume-weighted average price shall be used as displayed under their “Time Series Data” for Visa (/V.N) using the “Vol x Prc1” field; or if such volume-weighted average price is unavailable, the market value per share of the Class A Common Stock on such Trading Day as calculated by Visa using a volume weighted average that uses the price and volume of each trade of Visa Class A Common Stock on the New York Stock Exchange from 9:30 am EST to 4:00 pm EST for that Trading Day.
“DGCL” shall mean the General Corporation Law of the State of Delaware, as amended from time to time.
“Disregarded Escrow Distribution” shall mean any amount at any time disbursed to the Corporation from the Escrow Account in respect of (i) a Tax Distribution (as such term is defined in Section 4(d) of the Escrow Agreement) or (ii) a reimbursement of any Covered Payment (as such term is defined in 3(b)(vii) of the Loss Sharing Agreement).
“Escrow Account” shall have the meaning set forth in the Escrow Agreement.
“Escrow Agreement” shall mean the Escrow Agreement, dated as of September 28, 2007, among the Corporation, Visa U.S.A., Inc., a Delaware corporation and U.S. National Bank National Association, as escrow agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Escrow Amount” shall mean Three Billion Dollars ($3,000,000,000).
“Escrow Termination Date” shall mean the date on which all of the Covered Litigation has been finally resolved, whether by means of a dismissal thereof by a court of competent jurisdiction from which there is no further right of appeal, or the issuance of a Governmental Order by a court of competent jurisdiction or other applicable Governmental Authority either approving a settlement thereof or entering a final judgment with respect thereto from which there is no further right of appeal. The Corporation shall deliver written notice to the Litigation Committee, to each holder of any shares of Class B Common Stock and to the Escrow Agent promptly after the occurrence of the Escrow Termination Date.
“E.U.” shall mean the European Union.
“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended (or any successor legislation).
“Global Restructuring Agreement” shall mean that certain Amended and Restated Global Restructuring Agreement, dated as of August 24, 2007, among the Corporation and the other parties thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Governmental Authority” shall mean any United States, E.U., national, federal, state, provincial, county, municipal or other local government or governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any other country applicable to a specified Person.
“Independent Director” shall mean a natural person who, at the time he or she stands for election to the Board meets all of the requirements of the definition of an “independent director” under Section 303A.02 of the New York Stock Exchange Listed Company Manual, as amended (or any successor provision or listing requirement applicable to the Corporation); provided, however, that no person shall be deemed to qualify as an “Independent

Director” unless the Board shall have affirmatively determined, prior to the election of such person to the Board, that such person has no material relationship with the Corporation or any of its Subsidiaries (either directly or as a partner, stockholder or officer of any Person that has a relationship with the Corporation or any of its Subsidiaries).
“IPO” shall mean the initial public offering of the Class A Common Stock of the Corporation consummated on March 25, 2008.
“IPO Price” shall mean the price per share of Class A Common Stock received by the Corporation in the IPO, net of any underwriting discounts and commissions.
“LAC Director” shall mean a Class I director of the Corporation who is a senior executive or retired senior executive of a financial institution participating in the payment system operated by the Corporation and its Subsidiaries, which financial institution is organized under the laws of a country within the Corporation’s Latin America and Caribbean region (or any state, province or other political subdivision of such a country).
“Law” shall mean any statute, law, ordinance, rule or regulation of any Governmental Authority.
“LIBOR” shall mean, on any date of determination, the London interbank offered rate for U.S. Dollar deposits for three (3) months that appears on Reuters Screen LIBOR01 Page (on the Reuters Service, or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) as it related to Dollars as of 11:00 a.m., London time, on such date. If, on any date of determination, such rate does not appear on Reuters Screen LIBOR01 Page, “LIBOR” shall mean the arithmetic mean of rates quoted by three (3) major banks in The City of New York at approximately 11:00 a.m., E.S.T., on such date for loans denominated in U.S. Dollars to leading European banks, for a period of three (3) months, commencing on the first day of such period, and in a principal amount equal to an amount of not less than $250,000 that is representative of a single transaction in such market at such time.
“Litigation Committee” shall mean the Litigation Committee of Visa USA established by the Litigation Committee Resolution and maintained pursuant to the Litigation Management Agreement.
“Litigation Committee Resolution” shall have the meaning ascribed to such term in the Second Restated Visa USA Certificate of Incorporation.
“Litigation Management Agreement” shall mean the Litigation Management Agreement dated as of August 10, 2007, by and among the Corporation, Visa International Service Association, Visa U.S.A., Inc. and members of the Litigation Committee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Loss Funds” shall mean, cash deposited into the Escrow Account in accordance with the terms of the Escrow Agreement and Section 4.28 of this Certificate of Incorporation. The Board shall designate such cash deposited into the Escrow Account as “Loss Funds” for purposes of calculating the Applicable Conversion Rate from and after the date of such deposit until any subsequent calculation or adjustment of the Applicable Conversion Rate.
“Loss Funds Cost Per Share” shall mean, as of any date on which Loss Funds are deposited into the Escrow Account in accordance with Section 4.28 of this Certificate of Incorporation, the weighted average of the Daily VWAP of Class A Common Stock during the Pricing Reference Period applicable to such deposit of Loss Funds (where each Daily VWAP is weighted by the trading volume for that day as a percentage of the total trading volume over the Pricing Reference Period); provided, however, that with respect to any deposit of Loss Funds in calendar year 2008, the Loss Funds Cost Per Share shall be the weighted average of the Daily

VWAP during the 15 Trading Days most closely preceding and including December 19, 2008 (where each Daily VWAP is weighted by the trading volume for that day as a percentage of the total volume over such fifteen (15) Trading Days), in each case, subject to adjustment as provided in Section 4.14(a). For the avoidance of doubt, if the ex-date of a subdivision, reclassification, split, combination, dividend or distribution occurs during the Pricing Reference Period, the adjustment provided in Section 4.14(a) shall apply in a manner to only adjust the Daily VWAP of Class A Common Stock for those days in the Pricing Reference Period occurring prior to such ex-date (and to inversely adjust the trading volume for such days).
“Loss Funds Share Equivalent” shall mean, in respect of any deposit of Loss Funds into the Escrow Account, the amount of such Loss Funds deposited divided by the Loss Funds Cost Per Share as of the date of such deposit.
“Loss Shares” shall mean any shares of Class A Common Stock issued by the Corporation in a primary offering (other than an IPO) in accordance with the provisions of this Certificate of Incorporation and the proceeds of which are intended to be used to satisfy any liabilities in respect of any of the Covered Litigation and which are designated by the Board of Directors as “Loss Shares”.
“Loss Sharing Agreement” shall have the meaning set forth in Annex I to the Global Restructuring Agreement.
“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust, common or collective fund, association, private foundation, joint stock company or other entity and includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.
“Price Per Share” shall mean the greater of (i) the volume-weighted average price per share of Class A Common Stock during the ninety (90) Trading Day period or the total number of Trading Days if the Class A Common Stock has been listed for trading for less than ninety (90) days at the relevant time of determination ending on the third Trading Day immediately preceding the Escrow Termination Date, as reported by the principal exchange or market on which shares of Class A Common Stock are traded and (ii) $0.01, in each case, subject to adjustment as provided in Section 4.14(a). For the avoidance of doubt, if the ex-date of a subdivision, reclassification, split, combination, dividend or distribution occurs during such ninety (90) Trading Day period, the adjustment provided in Section 4.14(a) shall apply in a manner to adjust only the volume-weighted price per share of Class A Common Stock for those days in the ninety (90) Trading Day period occurring prior to such ex-date.
“Pricing Reference Period” shall mean, with respect to any deposit of Loss Funds, a period commencing on the applicable Funding Decision Date and lasting for a number of Trading Days equal to: (A) the amount of such Loss Funds divided by the volume weighted average of the Daily VWAP of Class A Common Stock over the five (5) Trading Days immediately prior to the Funding Decision Date (where each Daily VWAP is weighed by the trading volume for that day as a percentage of the total trading volume over the five (5) day period), divided by (B) the Daily Trading Limit. To the extent the foregoing formula does not result in a whole number, it shall be rounded to the next highest whole number.
“Quarter” means a period commencing on the Effective Date and ending on the first Quarter Date after such date, and each three-month period thereafter ending on the next subsequent Quarter Date.
“Quarter Date” means 31 March, 30 June, 30 September and 31 December in each calendar year.
“Regional Class of Common Stock” shall mean any of the following former classes of the Corporation’s common stock: Class AP Common Stock, par value $0.0001 per share, the Class Canada Common Stock, par value $0.0001 per share, the Class CEMEA

Common Stock, par value $0.0001 per share, any series of the Class EU Common Stock, par value $0.0001 per share, the Class LAC Common Stock, par value $0.0001 per share, or the Class USA Common Stock, par value $0.0001 per share formerly issued by this Corporation.
“Regional Director” shall mean any AP Director, Canada Director, CEMEA Director, LAC Director or USA Director.
“Related Party” shall mean, with respect to any Person who is not an individual, (i) a director, officer, employee of such Person, including with respect to a director, any individual who is elected a director by such holder of Class B Common Stock or any Regional Class of Common Stock, or (ii) a partner, member or stockholder of such person, which partner, member or stockholder holds at least ten percent (10%) of the equity securities of such Person.
“Review Committee” shall mean a committee of the Board of Directors, if constituted in the discretion of the Board of Directors, consisting of the Regional Directors.
“Similar Person” means (a) any Person that is an operator of any general purpose payment card system that competes with the Corporation and, except in the context of Section 4.11 or Section 4.24(a), a member or licensee of such person, or (b) any Affiliate of such a Person described in clause (a).
“Subsidiary” shall mean, with respect to any Person, (a) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more subsidiaries of such Person has more than a fifty percent (50%) equity interest.
“Trading Day” shall mean a day on which the primary market for the Class A Common Stock is open for trading, and the Class A Common Stock is not subject to a market disruption event, such as a suspension, absence, or material limitation of trading for more than two (2) hours of trading or during the one-half hour period preceding the close of the scheduled trading session in that market, or a material breakdown or failure in the price and trade reporting systems of the primary market for the Class A Common Stock.
“Transfer” means any issuance, sale, transfer, gift, assignment, distribution devise or other disposition, directly or indirectly, by operation of law or otherwise, as well as any other event that causes any Person to acquire Beneficial Ownership, or any agreement to take any such actions or cause any such events, of Class A Common Stock or Other Common Stock or the right to vote Class A Common Stock or Other Common Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Class A Common Stock or Other Common Stock or any interest in Class A Common Stock or Other Common Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership of Class A Common Stock or Other Common Stock, in each case, whether voluntary or involuntary, whether owned of record, or Beneficially Owned and whether by merger, operation of law or otherwise; provided, however, that the mere change of Control of any Person, the equity securities of which are publicly traded, shall not, in and of itself, constitute a Transfer unless a purpose of such change of Control is to acquire ownership of Class A Common Stock or Other Common Stock in excess of the ownership restrictions set forth in Section 4.24 hereof. The terms “Transferring,” “Transferred,” “Transferee” and “Transferor” shall have the correlative meanings.
“USA Director” shall mean a Class I director of the Corporation who is a senior executive or retired senior executive of a financial institution participating in the payment system operated by the Corporation and its Subsidiaries, which financial institution is organized under the federal laws of the United States or of any of its states, dominions or territories.
“Visa Canada” means Visa Canada Association and its successors in interest (including, without limitation, any entity formed by the amalgamation of Visa Canada Association or any of its successors with any other entity).
“Visa Europe” means Visa Europe Limited, a limited company organized under the laws of England and Wales and/or Visa Europe, Services Inc., a corporation organized under the laws of Delaware.
“Visa Litigation Obligation” shall have the meaning set forth in the Loss Sharing Agreement.
“Visa Member” means any Person that, immediately after October 3, 2007, is or was (i) the Beneficial Owner of any shares of any Regional Class of Common Stock, (ii) a member of Visa USA, Visa Europe or Visa Canada or (iii) an Affiliate of any of the foregoing.
“Visa Litigation Obligation” shall have the meaning set forth in the Loss Sharing Agreement.

***

IN WITNESS WHEREOF, this Eighth Restated Certificate of Incorporation has been signed by a duly authorized officer of the Corporation this 24th day of January, 2024.

VISA INC.

By:	/s/ Kelly Mahon Tullier
Name:	Kelly Mahon Tullier
Title:	Corporate Secretary

Exhibit A
Certificate of Designations
of
Series A Convertible Participating Preferred Stock
of
Visa Inc.

(pursuant to Section 151 of the General Corporation Law of the State of Delaware)
Visa Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, hereby certifies that the Board of Directors of the Corporation (the “Board”), in accordance with the provisions of the Sixth Amended and Restated Certificate of Incorporation of the Corporation and applicable law, at a meeting duly called and held on October 30, 2015, adopted resolutions creating a series of shares of Preferred Stock of the Corporation with the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the shares of such series, as follows:
Section 1. Designation and Number.
There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “Series A Convertible Participating Preferred Stock,” par value $0.0001 per share (the “Series A Preferred Stock”), and the authorized number of shares constituting such series shall be 4,000,000.
Section 2. Ranking.
The Series A Preferred Stock shall rank pari passu in right of payment of dividends and distributions upon Liquidation with the Parity Stock. The Series A Preferred Stock shall rank senior in right of payment of dividends and distributions to the Junior Stock, provided that it shall rank pari passu with the Common Stock except, with respect to Class A Common Stock, as otherwise provided in Section 3(b), Section 3(c) and Section 4(a). The Series A Preferred Stock shall rank junior to any series of capital stock of the Corporation hereafter created that by its terms specifically ranks senior in right of payment of dividends and distributions upon Liquidation to the Series A Preferred Stock and shall rank junior to all of the Corporation’s existing and future indebtedness and other liabilities.
Section 3. Dividends and Other Distributions.
(a) In the event that any dividend on the Class A Common Stock is declared by the Board and paid by the Corporation or any other distribution is made on or with respect to the Class A Common Stock (other than any dividend or distribution payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock), the Holder as of the record date established by the Board for such dividend or distribution on the Class A Common Stock shall be entitled to receive, with respect to each share of Series A Preferred Stock held, that dividend or distribution that such Holder would have been entitled to if such Holder held that number of shares of Class A Common Stock equal to the Conversion Rate, with such dividend or distribution to be payable on the same payment date established by the Board for the payment of such dividend or distribution to the holders of Class A Common Stock. The record date for any such dividend or distribution shall be the record date for the applicable dividend or distribution on the Class A Common Stock, and any such dividend or distribution shall be payable with respect to each share of Series A Preferred Stock to the Holder to whom such share is registered, as reflected on the stock register of the Corporation, at the close of business on the applicable record date.
(b) In the event that any dividend or distribution payable in shares of Class A Common Stock shall be paid on the Class A Common Stock, or in the event of any subdivision, stock split, reverse stock split, combination, consolidation or reclassification of the outstanding shares of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock (a “Class A Common Event”), a proportionate adjustment shall be simultaneously effected with respect to the number of shares of Series A Preferred Stock held by each Holder thereof as of the effective time of such Class A Common Event such that, upon the effectiveness of such Class A Common Event, the number of shares of Series A Preferred Stock held by each Holder equals the product of (i) the number of shares of Series A Preferred Stock held by such Holder immediately prior to the effectiveness of such Class A Common Event multiplied by (ii) the quotient, rounded to the nearest one one-thousandth, of (A) the number of shares of Class A Common Stock outstanding immediately following, and solely as a result of, such Class A Common Event divided by (B) the number of shares of Class A Common Stock outstanding immediately prior to the effectiveness of such Class A Common Event.
(c) In the event that any dividend or distribution shall be paid on the Class A Common Stock consisting of rights to acquire Class A Common Stock, the Holder of each share of Series A Preferred Stock as of the record date established by the Board for such dividend or distribution on the Class A Common Stock shall be entitled to receive, with respect to each share of Series A Preferred Stock held, a similarly structured right to acquire shares of Series A Preferred Stock, the terms and conditions of which shall be established by the Board, intended to provide the same economic effect to such Holder that such Holder would have been entitled to if such Holder held that number of shares of Class A Common Stock equal to the Conversion Rate, with such dividend or distribution to be payable on the same payment date established by the Board for the payment of such dividend or distribution to the holders of Class A Common Stock.
(d) No dividend or distribution shall be declared and paid on any share of Class A Common Stock, unless a dividend or distribution is simultaneously declared and paid with respect to the Series A Preferred Stock pursuant to Section 3(a) or Section 3(c) or a proportionate adjustment is simultaneously effected with respect to the Series A Preferred Stock pursuant to Section 3(b).
(e) Prior to declaring any dividend or making any distribution on or with respect to shares of Class A Common Stock, the Corporation shall take any and all prior corporate action necessary to authorize any corporate action in respect of the Series A Preferred Stock required under this Certificate of Designations.
Section 4. Liquidation Preference.
(a) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation”), after payment or provision for payment of the debts and other liabilities of the Corporation, the Holders shall be entitled to receive, with respect to each share of Series A Preferred Stock held (i) first, before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of Junior Stock, an amount equal to $0.01 per share of Series A Preferred Stock (the “Liquidation Preference”) and (ii) second, an amount, less the Liquidation Preference, on a pari passu basis with the Common Stock and any Parity Stock and without preference with respect to the Common Stock or any Parity Stock, equal to the distribution(s) such Holder would have been entitled to receive as a result of such Liquidation as if each such share of Series A

Preferred Stock had been converted into Class A Common Stock in accordance with the terms hereof immediately prior to such Liquidation.
(b) If in any Liquidation the assets available for payment of the Liquidation Preference are insufficient to permit the payment of the full preferential amounts described in Section 4(a)(i) to the holders of the Series A Preferred Stock and any other class or series of the Corporation’s capital stock ranking pari passu as to Liquidation rights to the Series A Preferred Stock, then all the remaining available assets shall be distributed pro rata among the holders of the then outstanding Series A Preferred Stock and then outstanding shares of any other class or series of the Corporation’s capital stock ranking pari passu as to Liquidation rights to the Series A Preferred Stock in accordance with the respective aggregate Liquidation Preferences.
(c) Neither the consolidation or merger of the Corporation into or with another entity nor the dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by the incorporation of another corporation to which such assets are distributed or transferred, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another entity shall be deemed a Liquidation; provided that, in each case, effective provision is made in the certificate of incorporation of the resulting or surviving entity or otherwise for the preservation and protection of the rights of the Holders on substantially identical terms.
(d) The Corporation shall, within five (5) Business Days following the date the Board approves any Liquidation or within ten (10) Business Days following the commencement of any involuntary bankruptcy or similar proceeding, concerning the Corporation, whichever is earlier, give each Holder written notice of the event. Such written notice shall describe, to the extent known to the Corporation, the material terms and conditions of such event relating to the treatment of the Series A Preferred Stock and the Common Stock, including, to the extent known to the Corporation, a description of the stock, cash and property to be received by the Holders with respect to their shares of Series A Preferred Stock and by holders of Class A Common Stock as a result of the event and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall keep the Holders reasonably apprised, and in a manner consistent with any similar information provided to holders of any other series of the Corporation’s capital stock.
Section 5. Voting Rights.
(a) Except to the extent otherwise required by applicable Law or expressly set forth in this Section 5, the Holders shall have no voting rights and shall not be entitled to any vote with respect to shares of Series A Preferred Stock held of record by such Holder on any matters on which any of the Corporation’s stockholders are entitled to vote.
(b) Notwithstanding Section 5(a) and for so long as any shares of Series A Preferred Stock remain issued and outstanding, without the affirmative vote of the Holders of a majority of the outstanding voting power of the Series A Preferred Stock, voting together as a single class separate from all other classes or series of capital stock of the Corporation, the Corporation shall not enter into any consolidation, merger, combination or similar transaction in which shares of Class A Common Stock are exchanged for, converted into or changed into other stock or securities, or the right to receive stock, securities, cash or other property, unless the shares of Series A Preferred Stock, on an as-converted basis to Class A Common Stock, are exchanged for or changed into the same per share amount of stock, securities, cash or any other property, as the case may be, for which or into which each share of Class A Common Stock is exchanged, converted or changed as a result of such transaction.
(c) Notwithstanding Section 5(a), the affirmative vote of the Holders of a majority of the voting power of the Series A Preferred Stock, voting together as a single class separate from all other classes or series of capital stock of the Corporation, shall be required for the approval of any amendment, alteration or repeal of any provision of this Certificate of Designations (including by merger, operation of Law or otherwise) which adversely affects the rights, preferences, privileges or voting powers of the Series A Preferred Stock; provided, however, that nothing herein contained shall require such vote or approval (i) in connection with any increase in the total number of authorized shares under the Certificate of Incorporation or any authorization, designation or increase of any class or series of shares under the Certificate of Incorporation or (ii) in connection with any consolidation, merger, combination or similar transaction in which the Corporation is the surviving entity which does not adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock.
(d) On any matter on which Holders are entitled to vote pursuant to this Section 5, each Holder will have one (1) vote per share.
Section 6. Automatic Conversion.
(a) Upon the Transfer thereof by any Holder to a Class A Common Eligible Holder, each share of Series A Preferred Stock shall be, effective immediately following such Transfer, automatically and without further action on the part of the Corporation or any Holder but subject to Section 6(g), as applicable, converted into one hundred (100) fully paid and nonassessable shares of Class A Common Stock (the “Conversion Rate”).
(b) All shares of Series A Preferred Stock that are converted shall thereupon be cancelled and retired and cease to exist, shall cease to confer upon the Holder thereof any rights, and shall not thereafter be reissued or sold and shall return to the status of authorized but unissued shares of Preferred Stock undesignated as to series.
(c) All shares of Class A Common Stock delivered upon any conversion of Series A Preferred Stock in accordance with this Section 6 will, upon such conversion, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights, free from all taxes, liens, security interests, charges and encumbrances (other than liens, security interests, charges or encumbrances created by or imposed upon the Holder or taxes in respect of any transfer occurring contemporaneously therewith).
(d) The issuance of shares of Class A Common Stock upon conversion of shares of Series A Preferred Stock in accordance with this Section 6 shall be made without payment of additional consideration by, or other charge, cost or tax to, the Holder in respect thereof; provided, however, that the Corporation shall not be required to pay any tax or other governmental charge that may be payable with respect to the issuance or delivery of any shares of Class A Common Stock in the name of any Person other than the Holder of the converted shares, and no such delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax or charge, or has established to the satisfaction of the Corporation that such tax or charge has been paid or that no such tax or charge is due.
(e) The Corporation shall at all times reserve and keep available, free from any preemptive rights, out of its authorized but unissued shares of Class A Common Stock, for the sole purpose of effecting such conversion, the full number of shares of Class A Common Stock issuable upon the conversion of all the outstanding shares of the Series A Preferred Stock at the Conversion Rate.
(f) In connection with any conversion of Series A Preferred Stock in accordance with this Section 6, the Corporation shall either (i) register under the Securities Act (on Form S-3 or any other appropriate form) the issuance of the shares of Class A Common Stock to be issued in connection with such conversion or (ii) otherwise provide for such shares of Class A Common Stock issuable upon conversion to be freely tradable upon issuance, including by causing an opinion of counsel to be delivered to the Corporation’s transfer agent to permit the issuance of such shares of the Corporation’s capital stock without restrictive legends. Each Holder thereof, or its designated representative acting on its behalf, shall provide any information, authorizations or agreements reasonably required by the Corporation in order to effectuate any such registration on Form S-3 and any sales of Class A Common Stock pursuant thereto and the Corporation’s obligations under this Section 6(f) with respect to such Holder and any such shares held by such Holder shall be subject to the receipt of such information, authorizations or agreements in relation to such Holder.
(g) The conversion of any shares of Series A Preferred Stock into shares of Class A Common Stock pursuant to this Section 6 shall be subject to compliance with the procedural requirements of the transfer agent of the Corporation.
Section 7. Repurchased or Reacquired Shares.
Shares of Series A Preferred Stock that have been repurchased or reacquired by the Corporation shall be restored to the status of authorized, unissued and undesignated shares that shall be available for future issuance.
Section 8. Record Holders.
To the fullest extent permitted by applicable Law, the Corporation and the Corporation’s transfer agent for the Series A Preferred Stock may deem and treat the Holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
Section 9. Notices.
Except as otherwise expressly provided hereunder, all notices and other communications referred to herein shall be in writing and delivered personally or sent by first class mail, postage prepaid, or by reputable overnight courier service, charges prepaid:
(a) If to the Corporation as follows, or as otherwise specified in a written notice given to each of the Holders in accordance with this Section 9:
Visa Inc.
900 Metro Center Boulevard
Foster City, California 94404, U.S.A.
Attention: General Counsel
(b) If to any Holder, by e-mail if such Holder has provided an e-mail address to the Corporation or its transfer agent for purposes of notification, or, if no such e-mail address is available, to such Holder’s address as it appears in the stock records of the Corporation or as otherwise specified in a written notice given by such Holder to the Corporation or, at the Corporation’s option with respect to any notice from the Corporation to a Holder, in accordance with customary practices of the Corporation’s transfer agent. Any such notice or communication given as provided above shall be deemed received by the receiving party upon: actual receipt, if delivered personally; actual delivery, if delivered in accordance with customary practices of the Corporation’s transfer agent; five (5) Business Days after deposit in the mail, if sent by first class mail; on the next Business Day after deposit with an overnight courier, if sent by an overnight courier; or on the next Business Day after transmission, if sent by e-mail.
Section 10. Severability.
Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable Law, but if any provision hereof is held to be prohibited by or invalid under applicable Law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.
Section 11. Replacement Certificates.

The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation and any other documentation as may be required by the Corporation’s transfer agent.
Section 12. No Preemptive Rights.
No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted, except as expressly set forth in any resolution or resolutions providing for the issuance of a series of stock adopted by the Board, or any agreement between the Corporation and its stockholders.
Section 13. Withholding.
Notwithstanding anything herein to the contrary, the Corporation shall have the right to deduct and withhold from any payment or distribution (or deemed distribution) made with respect to a share of Series A Preferred Stock and from the issuance of any Class A Common Stock upon its conversion such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution or such issuance under any applicable tax Law and, in the event that any amounts are deducted or withheld, the Corporation shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Certificate of Designations and the relevant share of Series A Preferred Stock as having been paid to the Holder of such share of Series A Preferred Stock. After any payment of taxes by the Corporation to a Governmental Authority with respect to a Holder pursuant to this Section 13, upon the written request by such Holder, the Corporation shall deliver to such Holder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other customary evidence of such payment reasonably satisfactory to such Holder.
Section 14. Other Rights.
The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as required by applicable Law.
Section 15. Defined Terms.
Capitalized terms used and not otherwise defined in this Certificate of Designations shall have their respective meanings as defined below:
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules), except that in calculating the beneficial ownership of any particular Person, for purposes solely of this Certificate of Designations, and not for purposes of such rules, such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficial Ownership” and “Beneficially Owned” have a corresponding meaning.
“Board” has the meaning set forth in the preamble.

“Business Day” means any day except a Saturday, a Sunday and any day which in New York, New York, United States shall be a legal holiday or a day on which banking institutions are authorized or required by Law or other government action to close.
“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.
“Certificate of Incorporation” means the Sixth Amended and Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.
“Class A Common Eligible Holder” means a Holder that is eligible to hold Class A Common Stock without automatic conversion into any shares of any other class of Common Stock pursuant to the Certificate of Incorporation.
“Class A Common Event” has the meaning set forth in Section 3(b).
“Class A Common Stock” means the Class A common stock, par value $0.0001 per share of the Corporation.
“Class B Common Stock” means the Class B common stock, par value $0.0001 per share of the Corporation.
“Class C Common Stock” means the Class C common stock, par value $0.0001 per share of the Corporation.
“Common Stock” means the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.
“Control” has the meaning assigned to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
“Conversion Rate” has the meaning set forth in Section 6(a).
“Corporation” has the meaning set forth in the preamble.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended (or any successor legislation which shall be in effect at the time).
“Governmental Authority” means any United States, European Union, national, federal, state, provincial, county, municipal or other local government or governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any other country applicable to a specified Person.
“Holder” means a holder of record of one (1) or more shares of Series A Preferred Stock, as reflected in the stock records of the Corporation or the transfer agent, which may be treated by the Corporation and the transfer agent as the absolute owner of such shares for all purposes to the fullest extent permitted by applicable Law.
“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to the Series A Preferred Stock either or both as to the payment of dividends and/or as to the distribution of assets on any Liquidation.
“Law” means any statute, law, ordinance, rule or regulation of any Governmental Authority.
“Liquidation” has the meaning set forth in Section 4(a).

“Liquidation Preference” has the meaning set forth in Section 4(a).
“Parity Stock” means any class or series of stock of the Corporation that ranks equally with the Series A Preferred Stock both in the payment of dividends and in the distribution of assets on any Liquidation.
“Person” means an individual, corporation, partnership, limited liability company, estate, trust, common or collective fund, association, private foundation, joint stock company or other entity and includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.
“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A Preferred Stock.
“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.
“Series A Preferred Stock” has the meaning set forth in Section 1.
“Series B Preferred Stock” means the Series B preferred stock of the Corporation, par value $0.0001 per share.
“Series C Preferred Stock” means the Series C preferred stock of the Corporation, par value $0.0001 per share.
“Transfer” means any issuance, sale, transfer, gift, assignment, distribution, devise or other disposition, directly or indirectly, by operation of Law or otherwise, as well as any other event that causes any Person to acquire Beneficial Ownership, or any agreement to take any such actions or cause any such events, of Series A Preferred Stock, including (a) the granting or exercise of any option (or any disposition of any option) in respect of Series A Preferred Stock, (b) any disposition of any securities or rights convertible into or exchangeable for Series A Preferred Stock or any interest in Series A Preferred Stock or any exercise of any such conversion or exchange right and (c) “Transfers” of interests in other entities that result in changes in Beneficial Ownership of Series A Preferred Stock, including, in the case of each of clauses (a), (b) and (c), whether voluntary or involuntary, whether owned of record, or Beneficially Owned and whether by merger, operation of Law or otherwise; provided, however, that the mere change of Control of any Person, the equity securities of which are publicly traded, shall not, in and of itself, constitute a Transfer unless a purpose of such change of Control is to acquire ownership of any shares of Series A Preferred Stock. The terms “Transferable,” “Transferring,” “Transferred,” “Transferee” and “Transferor” shall have the correlative meanings.

Exhibit B
Certificate of Designations
of
Series B Convertible Participating Preferred Stock
of
Visa Inc.
(pursuant to Section 151 of the General Corporation Law of the State of Delaware)

Visa Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, hereby certifies that the Board of Directors of the Corporation (the “Board”), in accordance with the provisions of the Sixth Amended and Restated Certificate of Incorporation of the Corporation and applicable Law, at a meeting duly called and held on October 30, 2015, adopted resolutions creating a series of shares of Preferred Stock of the Corporation, with the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the shares of such series, as follows:
Section 1. Designation and Number.
There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “Series B Convertible Participating Preferred Stock,” par value $0.0001 per share (the “Series B Preferred Stock”), and the authorized number of shares constituting such series shall be 2,480,500.
Section 2. Ranking.
The Series B Preferred Stock shall rank pari passu in right of payment of dividends and distributions upon Liquidation with the Parity Stock. The Series B Preferred Stock shall rank senior in right of payment of dividends and distributions to the Junior Stock, provided that it shall rank pari passu with the Common Stock except, with respect to Class A Common Stock, as otherwise provided in Section 3(b) and Section 4(a). The Series B Preferred Stock shall rank junior to any series of capital stock of the Corporation hereafter created that by its terms specifically ranks senior in right of payment of dividends and distributions upon Liquidation to the Series B Preferred Stock and shall rank junior to all of the Corporation’s existing and future indebtedness and other liabilities.
Section 3. Dividends and Other Adjustments.
(a) In the event that any regular, quarterly cash dividend on the Class A Common Stock is declared by the Board, the Board shall simultaneously declare a dividend for each share of Series B Preferred Stock in an amount equal to the product of (i) the per share dividend declared and to be paid in respect of each share of Class A Common Stock and (ii) the Class A Common Equivalent Number in effect at the close of business on the date immediately prior to the record date for such dividend, with such dividend to be payable on the same payment date established by the Board for the payment of such dividend to the holders of Class A Common Stock. The record date for any such dividend shall be the record date for the applicable dividend on the Class A Common Stock, and any such dividend shall be payable with respect to each share of Series B Preferred Stock to the Holder to whom such share is registered, as reflected on the stock register of the Corporation, at the close of business on the applicable record date.

(b) In the event any dividend or distribution, other than a regular, quarterly cash dividend (an “Extraordinary Class A Common Dividend”), is declared by the Board on the Class A Common Stock, no corresponding dividend or distribution shall be declared for the Series B Preferred Stock; in lieu thereof, the Class A Common Equivalent Number shall be adjusted as follows:
i) in the case of an Extraordinary Class A Common Dividend declared to be paid in shares of Class A Common Stock, as set forth in Section 3(d).
ii) in the case of an Extraordinary Class A Common Dividend declared to be paid in anything other than shares of Class A Common Stock, such that, effective on the ex-dividend date, it equals the sum of
(a)    the Class A Common Equivalent Number as in effect immediately prior to the application of the adjustment in this Section 3(b) (the “Unadjusted Class A Common Equivalent Number”) plus
(b)    the result, rounded to the nearest one one-thousandth, of
(x) (1) the amount of such Extraordinary Class A Common Dividend per share of Class A Common Stock, to the extent declared to be paid in cash, or the Dividend FMV of such Extraordinary Class A Common Dividend per share of Class A Common Stock, to the extent declared to be paid other than in cash, multiplied by (2) the Unadjusted Class A Common Equivalent Number, divided by
(y) (1) the weighted average of the Daily VWAP of the Class A Common Stock on its principal trading market for the three (3) consecutive trading days ending on the trading day immediately preceding the ex-dividend date with respect to the Extraordinary Class A Common Dividend (the “Extraordinary Dividend VWAP”) minus (2) the amount of such Extraordinary Class A Common Dividend per share of Class A Common Stock, to the extent declared to be paid in cash, or the Dividend FMV of such Extraordinary Class A Common Dividend per share of Class A Common Stock, to the extent declared to be paid other than in cash.
iii) in the case of an Extraordinary Class A Common Dividend declared to be paid partly in shares of Class A Common Stock and partly in anything other than shares of Class A Common Stock (a “Combined Dividend”), first, as set forth in Section 3(b)ii) as to the portion of the Combined Dividend that would be described in Section 3(b)ii) if only that portion of the Combined Dividend were paid, and second, as set forth in Section 3(d) as to the portion of the Combined Dividend paid in shares of Class A Common Stock, and such combined adjustment shall be effective on the ex-dividend date.
iv) In the event that such Extraordinary Class A Common Dividend is not so paid, the Class A Common Equivalent Number shall again be adjusted, effective as of the date the Board publicly announces its decision not to pay such Extraordinary Class A Common Dividend, to the Unadjusted Class A Common Equivalent Number that would then be in effect if such Extraordinary Class A Common Dividend had not been declared (and, for the avoidance of doubt, no adjustments or cash payments shall be made pursuant to Section 3(g)i), ii), iii)(a) or iii)(c) with respect to such Extraordinary Class A Common Dividend).
(c) No dividend or distribution shall be declared and paid on any share of Class A Common Stock, unless, in the case of a regular, quarterly cash dividend, a cash dividend is simultaneously declared and paid with respect to the Series B Preferred Stock pursuant to Section 3(a), or, in the case of an Extraordinary Class A Common Dividend, the Class A Common Equivalent Number is adjusted pursuant to Section 3(b) or Section 3(d), as applicable.
(d) In the event of any subdivision, stock split, reverse stock split, combination, consolidation or reclassification of the outstanding shares of Class A Common Stock into a greater or lesser number of shares with respect to the Class A Common Stock, or an

Extraordinary Class A Common Dividend paid in shares of Class A Common Stock (each of the foregoing, a “Class A Common Event”), the Class A Common Equivalent Number shall be automatically adjusted, without any action of the Corporation, such that the Class A Common Equivalent Number from the effectiveness of any such Class A Common Event shall equal the product, rounded to the nearest one one-thousandth, of (i) the Class A Common Equivalent Number in effect immediately prior to the effectiveness of such Class A Common Event multiplied by (ii) a fraction equal to (A) the number of shares of Class A Common Stock outstanding immediately following, and solely as a result of, such Class A Common Event divided by (B) the number of shares of Class A Common Stock outstanding immediately prior to the effectiveness of such Class A Common Event.
(e) No subdivision, stock split, reverse stock split, combination, consolidation or reclassification into a greater or lesser number of shares of Series B Preferred Stock shall be effected unless a proportionate and equitable adjustment is simultaneously effected with respect to the Class A Common Equivalent Number. All adjustments pursuant to this Section 3 shall be notified to the Holders.
(f) Prior to declaring any dividend or making any distribution on or with respect to shares of Class A Common Stock, the Corporation shall take any and all prior corporate action necessary to authorize any corporate action in respect of the Series B Preferred Stock required under this Certificate of Designations.
(g) Notwithstanding anything else contained herein, in the event that any adjustment to the Class A Common Equivalent Number pursuant to this Section 3 would result in any withholding tax required to be paid or withheld by the Corporation under applicable Law (including a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, or any similar provision of state, local or non-U.S. Law) with respect to any Holder (or, if different, the Beneficial Owner of such shares of Series B Preferred Stock held by such Holder), then in lieu of the adjustment to the Class A Common Equivalent Number that would otherwise occur (the Class A Common Equivalent Number that would result from such adjustment, the “Pre-Tax Adjusted Class A Common Equivalent Number”),
i)    the Corporation shall pay (or cause to be paid), with respect to each share of Series B Preferred Stock an amount equal to the maximum withholding tax, if any, otherwise required to be paid or withheld by the Corporation with respect to such adjustment, determined on a per share basis, with respect to the Holder(s) or Beneficial Owner(s), as applicable, subject to the highest rate of withholding tax (the “Maximum Per Share Withholding Tax”) and
ii)    the Class A Common Equivalent Number shall be adjusted (as specifically determined pursuant to Section 3(g)iii)) to take into account the cash payable under Section 3(g)i) in respect of the Maximum Per Share Withholding Tax such that, immediately after such adjustment, the fair market value of the amount of Class A Common Shares that a Holder is entitled to receive upon conversion is equal to (1) the fair market value of the amount of Class A Common Shares that a Holder would have been entitled to receive on such conversion based on the Pre-Tax Adjusted Class A Common Equivalent Number less (2) the amount of cash payable to a Holder under Section 3(g)i) in respect of the Maximum Per Share Withholding Tax (the sum of the value of the cash to be received by Holders in clause i) and the adjustment to the Class A Common Equivalent Number described in this clause ii), the “Withholding Consideration”).
iii)    Specifically, the adjustment to the Class A Common Equivalent Number described in Section 3(g)ii) shall be determined on the following basis:
(a)    In the case of an adjustment to the Class A Common Equivalent Number occurring pursuant to Section 3(b)ii), the Class A Common Equivalent Number shall be adjusted to be equal to the result, rounded to the nearest one one-thousandth, of

(i)    the Pre-Tax Adjusted Class A Common Equivalent Number minus
(ii)    the Maximum Per Share Withholding Tax divided by the excess of (A) the Extraordinary Dividend VWAP over (B) the value of the Extraordinary Class A Common Dividend per share of Class A Common Stock (the excess of (A) over (B), the “Post-Dividend VWAP”);
(b)    In the case of any adjustment to the Class A Common Equivalent Number occurring pursuant to Section 3(d), the Class A Common Equivalent Number shall be adjusted to be equal to the result, rounded to the nearest one one-thousandth, of
(i)    the Pre-Tax Adjusted Class A Common Equivalent Number minus
(ii)    the Maximum Per Share Withholding Tax divided by the product of (i) the weighted average of the Daily VWAP of the Class A Common Stock on its principal trading market for the three (3) consecutive trading days ending on the last trading day immediately preceding the date on which a purchaser of shares of Class A Common Stock on its principal trading market would receive shares of Class A Common Stock unaffected by the event giving rise to the adjustment to the Class A Common Equivalent Number pursuant to Section 3(d) (such weighted average, the “Common Event VWAP”) and (ii) a fraction equal to (A) the number of shares of Class A Common Stock outstanding immediately prior to the effectiveness of such Class A Common Event divided by (B) the number of shares of Class A Common Stock outstanding immediately following, and solely as a result of, such Class A Common Event; and
(c)    In the case of an adjustment to the Class A Common Equivalent Number as a result of a Combined Dividend pursuant to Section 3(b)iii), the Class A Common Equivalent Number shall be adjusted by first applying the formula set forth in Section 3(g)iii)(a) to the portion of the Combined Dividend that would be described in Section 3(g)iii)(a) if only that portion of the Combined Dividend were paid (the “First Step”) and then applying the formula set forth in Section 3(g)iii)(b) to the portion of the Combined Dividend that would be described in Section 3(g)iii)(b) if only that portion of the Combined Dividend were paid (the “Second Step”). In applying the Second Step, the Class A Common Equivalent Number in effect immediately prior to the effectiveness of such Class A Common Event described in Section 3(d)(i) shall be the Class A Common Equivalent Number resulting from application of the First Step and the Common Event VWAP shall be the Post-Dividend VWAP determined under Section 3(g)iii)(a) in the First Step.
iv)    With respect to each Holder, the Corporation shall, in accordance with Section 17, withhold from the amount of cash payable to such Holder pursuant to clause i) above the amount of withholding tax required to be withheld by the Corporation with respect to such Holder with respect to the aggregate Withholding Consideration received or deemed received by such Holder or Beneficial Owner, and shall timely pay to the relevant Governmental Authority the full amount of the tax so withheld and shall pay to the Holder the excess, if any, of the amount of cash otherwise payable to such Holder pursuant to clause i) above over the amount of tax paid to the relevant Governmental Authority with respect to such Holder or Beneficial Owner. Except to the extent otherwise required by applicable Law (including a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, or any similar provision of state, local or non-U.S. Law), for purposes of determining the amount of withholding tax applicable as a result of any adjustment to the Class A Common Equivalent Number, to the extent that such withholding tax is determined by reference to the fair market value of an entitlement to receive shares of Class A Common Stock, the fair market value of such entitlement shall be determined by reference to the Adjustment Date Price.

Section 4. Liquidation Preference.
(a) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation”), after payment or provision for payment of the debts and other liabilities of the Corporation, the Holders shall be entitled to receive, with respect to each share of Series B Preferred Stock held, (i) first, before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of Junior Stock, an amount equal to $0.01 per share of Series B Preferred Stock (the “Liquidation Preference”) and (ii) second, an amount, less the Liquidation Preference, on a pari passu basis with the Common Stock and any Parity Stock and without preference with respect to the Common Stock or any Parity Stock, equal to the distribution(s) such Holder would have been entitled to receive as a result of such Liquidation as if each such share of Series B Preferred Stock, and each share of Series C Preferred Stock and Series A Preferred Stock, had been converted into Class A Common Stock in accordance with the terms hereof immediately prior to such Liquidation.
(b) If in any Liquidation the assets available for payment of the Liquidation Preference are insufficient to permit the payment of the full preferential amounts described in Section 4(a)(i) to the holders of the Series B Preferred Stock and any other class or series of the Corporation’s capital stock ranking pari passu as to Liquidation rights to the Series B Preferred Stock, then all the remaining available assets shall be distributed pro rata among the holders of the then outstanding Series B Preferred Stock and then outstanding shares of any other class or series of the Corporation’s capital stock ranking pari passu as to Liquidation rights to the Series B Preferred Stock in accordance with the respective aggregate Liquidation Preferences.
(c) Neither the consolidation or merger of the Corporation into or with another entity nor the dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by the incorporation of another corporation to which such assets are distributed or transferred, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another entity shall be deemed a Liquidation; provided that, in each case, effective provision is made in the certificate of incorporation of the resulting or surviving entity or otherwise for the preservation and protection of the rights of the Holders on substantially identical terms.
(d) The Corporation shall, within five (5) Business Days following the date the Board approves any Liquidation or within ten (10) Business Days following the commencement of any involuntary bankruptcy or similar proceeding concerning the Corporation, whichever is earlier, give each Holder written notice of the event. Such written notice shall describe, to the extent known to the Corporation, the material terms and conditions of such event relating to the treatment of the Series B Preferred Stock and the Common Stock, including, to the extent known to the Corporation, a description of the stock, cash and property to be received by the Holders with respect to their shares of Series B Preferred Stock and by holders of Class A Common Stock as a result of the event and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall keep the Holders reasonably apprised, and in a manner consistent with any similar information provided to holders of any other series of the Corporation’s capital stock.
Section 5. Voting Rights.
(a) Except to the extent otherwise required by applicable Law or expressly set forth in this Section 5, the Holders shall have no voting rights and shall not be entitled to any vote with respect to shares of Series B Preferred Stock held of record by such Holder on any matters on which any of the Corporation’s stockholders are entitled to vote.
(b) Notwithstanding Section 5(a) and for so long as any shares of Series B Preferred Stock remain issued and outstanding, without the affirmative vote of the Holders of a majority of the outstanding voting power of the Series B Preferred Stock, voting together as a single class separate from all other classes or series of capital stock of the Corporation, the Corporation shall not enter into any consolidation, merger, combination or similar transaction in which shares of Class A Common Stock are exchanged for, converted into or changed into other stock or securities, or the right to receive cash or other property, unless, as a result of such transaction, the Holders (i) receive shares of stock or other equity securities with preferences, rights and privileges substantially identical to the preferences, rights and privileges of the Series B Preferred Stock or (ii) receive, for each share of Series B Preferred Stock held, that amount of stock or other securities, cash or other property, as the case may be, which such Holder would have received, or had the right to receive, in respect of that number shares of Class A Common Stock equal to the Class A Common Equivalent Number.
(c) Notwithstanding Section 5(a), the affirmative vote of the Holders of a majority of the voting power of the Series B Preferred Stock, voting together as a single class separate from all other classes or series of capital stock of the Corporation, shall be required for the approval of any amendment, alteration or repeal of any provision of this Certificate of Designations (including by merger, operation of Law or otherwise) which adversely affects the rights, preferences, privileges or voting powers of the Holders; provided, however, that nothing herein contained shall require such vote or approval (i) in connection with any increase in the total number of authorized shares under the Certificate of Incorporation or any authorization, designation or increase of any class or series of shares under the Certificate of Incorporation, (ii) in connection with any consolidation, merger, combination or similar transaction in which the Corporation is the surviving entity which does not adversely affect the rights, preferences, privileges or voting powers of the Holders, or (iii) in connection with any consolidation, merger, combination or similar transaction in which the Corporation is not the surviving entity if, as a result of such transaction, the Holders (A) receive shares of stock or other equity securities with preferences, rights and privileges substantially identical to the preferences, rights and privileges of the Series B Preferred Stock or (B) receive, for each share of Series B Preferred Stock held, that amount of stock or other securities, cash or other property, as the case may be, which such Holder would have received, or had the right to receive, in respect of that number shares of Class A Common Stock equal to the Class A Common Equivalent Number.
(d) On any matter on which Holders are entitled to vote pursuant to this Section 5, each Holder will have one vote per share.
Section 6. Recording of Adjustments.
Whenever the Class A Common Equivalent Number is adjusted (including pursuant to Section 3, Section 8 and Section 10 hereof), the Corporation shall (i) promptly make a public announcement to notify Holders of such adjustment(s) and of the resulting Class A Common Equivalent Number, and (ii) promptly provide notice to such Holders of such adjustment and of the resulting Class A Common Equivalent Number. The Corporation shall keep with its records such notice and a certificate from the Corporation’s Chief Financial Officer stating the facts requiring the adjustment(s), and setting forth in reasonable detail the calculation by which the adjustment(s) have been made. The Corporation shall include such calculation(s) in the notification provided pursuant to clause (i) or (ii) above. The certificate shall be conclusive evidence that the adjustment(s) are correct, absent manifest error.
Section 7. Limitations on Transfer.
No shares of Series B Preferred Stock shall be Transferable, except for (a) any Transfer to any Person entitled to receive shares of Series B Preferred Stock or Series C Preferred Stock as consideration pursuant to the Transaction Agreement, (b) any Transfer by a Holder to any person eligible to hold shares of the Class B Common Stock, (c) any Transfer by the Corporation to any Person or by any Holder to the Corporation and (d) any Transfer by a Holder to any Person that (1) directly or indirectly, wholly owns such Holder, (2) is, directly or indirectly, wholly owned by, such Holder or (3) is, directly or indirectly, wholly owned by any Person that, directly or indirectly, wholly owns such Holder; provided, in each case, that (i) such Transfer is made in accordance with applicable securities Laws and (ii) such Transfer is made in accordance with the procedural requirements of the transfer agent of the Corporation. The Corporation may approve one or more exceptions to the foregoing Transfer restrictions in the case of any proposed Transfer by any Holder, in which case such restrictions shall not apply to such Transfer.
Section 8. Conversion Adjustments.
(a) Each share of Series B Preferred Stock held by a Class A Common Eligible Holder shall be automatically partially converted into shares of Class A Common Stock, and each share of Series B Preferred Stock held by any Holder other than a Class A Common Eligible Holder shall be automatically partially converted into shares of Series A Preferred Stock, in each case in accordance with the procedures and subject to the limitations set forth in this Section 8.
(b) Promptly (and in any event within ten (10) Business Days) following each final determination, in accordance with the Preferred Stock Litigation Management Deed, of:
i) the aggregate reduction, if any, in the amount of coverage (in Dollars) to be retained in the form of the Series B Preferred Stock in connection with potential UK&I Covered Claims (a “Liability Coverage Reduction Amount”),
ii) the related adjustment to the Class A Common Equivalent Number (a “Conversion Adjustment”), which shall equal (A) the Liability Coverage Reduction Amount divided by (B) the Series B Number divided by (C) the Fair Market Value of the Class A Common Stock as of the applicable Scheduled Assessment Date or, in the case of an Additional Assessment, the date of the request of such Additional Assessment by the VE Member Representative, and
iii) the resulting Class A Common Equivalent Number after giving effect to the Conversion Adjustment; the Corporation shall notify the Holders of the Conversion Adjustment, if any, and the date on which the Conversion Adjustment, if any, shall become effective. Additionally, on such date, (x) each share of Series B Preferred Stock held by a Class A Common Eligible Holder shall be partially converted into (by way of reducing the Class A Equivalent Number pursuant to clause (z), below), and the Corporation shall issue to each such Class A Common Eligible Holder, for each share of Series B Preferred Stock held, that number of fully paid and non-assessable shares of Class A Common Stock equal to the Conversion Adjustment; provided, however, that each such Class A Common Eligible Holder who would otherwise be entitled to receive a fraction of a Class A Common Stock pursuant to this Section 8(b)(x) (after aggregating all fractional interests to which such Holder would be so entitled) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fraction multiplied by the Fair Market Value of the Class A Common Stock as of the applicable Scheduled Assessment Date or, in the case of an Additional Assessment, the date of the request of such Additional Assessment by the VE Member Representative, (y) each share of Series B Preferred Stock held by any Holder other than a Class A Common Eligible Holder shall be partially converted into (by way of reducing the Class A Equivalent Number pursuant to clause (z), below), and the Corporation shall issue to each such Holder, for each share of Series B Preferred Stock held, that number of fully paid and non-assessable shares of Series A Preferred Stock equal to (x) the Conversion Adjustment divided by (y) one hundred (100), and (z) in connection with such partial conversion and issuance, the Class A Common Equivalent Number shall be reduced by the amount of the Conversion Adjustment.
In no event shall the Conversion Adjustment be greater than the then applicable Class A Common Equivalent Number. For the avoidance of doubt, the partial conversion of the Series B Preferred Stock pursuant to this Section 8 shall result in the adjustment of the Class A Common Equivalent Number as provided herein and shall not reduce the number of shares of Series B Preferred Stock outstanding.
(c) All shares of Class A Common Stock or Series A Preferred Stock delivered upon any partial conversion of Series B Preferred Stock in accordance with this Section 8 will, upon such conversion, be duly and validly authorized and issued, fully paid and non-assessable, free from all preemptive rights, free from all taxes, liens, security interests, charges and encumbrances (other than liens, security interests, charges or encumbrances created by or imposed upon the Holder or taxes in respect of any transfer occurring contemporaneously therewith).
(d) The issuance of shares of Class A Common Stock or Series A Preferred Stock upon conversion of shares of Series B Preferred Stock in accordance with this Section 8 shall be made without payment of additional consideration by, or other charge, cost or tax to, the Holder in respect thereof; provided, however, that the Corporation shall not be required to pay any tax or other governmental charge that may be payable with respect to the issuance or delivery of any shares of Class A Common Stock or Series A Preferred Stock in the name of any Person other than the Holder of the converted shares, and no such delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax or charge, or has established to the satisfaction of the Corporation that such tax or charge has been paid or that no such tax or charge is due.
(e) The Corporation shall at all times reserve and keep available, free from any preemptive rights, out of its authorized but unissued shares of Series A Preferred Stock and Class A Common Stock, for the sole purpose of effecting such conversion, the full number of shares of Series A Preferred Stock and Class A Common Stock as shall from time to time be issuable upon the conversion of all the outstanding shares of the Series B Preferred Stock at the Class A Common Equivalent Number.
(f) In connection with any conversion of Series B Preferred Stock in accordance with this Section 8, the Corporation shall either (i) register under the Securities Act (on Form S-3 or any other appropriate form) the issuance of the shares of Series A Preferred Stock or Class A Common Stock to be issued in connection with such conversion or (ii) otherwise provide for such shares of Series A Preferred Stock or Class A Common Stock issuable upon conversion to be freely tradable upon issuance, including by causing an opinion of counsel to be delivered to the Corporation’s transfer agent to permit the issuance of such shares of the Corporation’s capital stock without restrictive legends. Each Holder thereof, or its designated representative acting on its behalf, shall provide any information, authorizations or agreements reasonably required by the Corporation in order to effectuate any such registration on Form S-3 and any sales of Series A Preferred Stock or Class A Common Stock pursuant thereto and the Corporation’s obligations under this Section 8(f) with respect to such Holder and any such shares held by such Holder shall be subject to the receipt of such information, authorizations or agreements in relation to such Holder.
Section 9. Redeemed, Repurchased or Reacquired Shares; Redemption.
Shares of Series B Preferred Stock that have been redeemed, repurchased or reacquired by the Corporation shall be restored to the status of authorized, unissued and undesignated shares that shall be available for future issuance. Upon the reduction of the Class A Common Equivalent Number to zero (0), whether as a result of adjustments pursuant to Section 8 or Section 10, the Corporation may, at its option, redeem all (but not less than all) of the Series B Preferred Stock, at a redemption rate of $0.0001 per share, by delivering notice of redemption to the Holders, such that no shares of Series B Preferred Stock remain outstanding from and after such time, and all such shares shall be restored to the status of authorized, unissued and undesignated shares that shall be available for future issuance.
Section 10. Adjustment for Covered Losses.
(a) Within three (3) months of the final determination of the allocation of any Covered Loss with respect to any UK&I Covered Claim pursuant to Clause 13 and/or Clause 21.2, as applicable, of the Preferred Stock Litigation Management Deed (an “Incurred Loss”), the Corporation shall give written notice of such Incurred Loss (an “Incurred Loss Notice”) to the VE Member Representative. Each Incurred Loss Notice shall be certified by an officer of the Corporation and shall set forth, (i) the amount of such Incurred Loss in Dollars (the “Incurred Loss Amount”) and, with respect to any Incurred Loss that is in a currency other than Dollars, the conversion calculation pursuant to Section 10(c), (ii) the date on which the Incurred Loss was suffered or incurred (the “Incurred Loss Date”), (iii) the date on which the adjustment to the Class A Common Equivalent Number is to be adjusted pursuant to Section 10(b) and (iv) a brief description of the legal and factual basis of the Incurred Loss. The Corporation shall not make any adjustment pursuant to this Section 10 with respect to any Covered Loss unless and until such Covered Loss has been allocated as a UK&I Covered Claim in accordance with Clause 13 and/or Clause 21.2, as applicable, of the Preferred Stock Litigation Management Deed.
(b) Within ten (10) Business Days following the Corporation’s issuance of any Incurred Loss Notice or such later date as may be specified by the Corporation in the Incurred Loss Notice, the Class A Common Equivalent Number shall, subject to Section 10(d), be automatically adjusted to reflect the Incurred Loss Amount (an “Incurred Loss Adjustment Event”) such that, following each such adjustment, the new Class A Common Equivalent Number shall equal:
i) the Class A Common Equivalent Number prior to such adjustment minus
ii) the result, rounded to the nearest one one-thousandth, of
(1)     (x) the Incurred Loss Amount divided by (y) the Series B Number divided by
(2) the Fair Market Value of the Class A Common Stock as of the date of such adjustment.
(c) The amount of any Incurred Loss suffered or incurred in a currency other than Dollars shall be converted into Dollars based on the average of the applicable exchange rate reported by Bloomberg at 5:00 p.m. New York time on each day during the ten (10) trading-day period ending on the last trading day preceding the Incurred Loss Date.
(d) There shall not be more than one Incurred Loss Adjustment Event within any six (6)-month period; provided, however, that the Corporation may specify a date on which multiple Incurred Loss Amounts within one fiscal year of such date will be reflected on an aggregate basis in one Incurred Loss Adjustment Event. In the event that any Incurred Loss Adjustment Event would occur by operation of Section 10(b) within any six (6)-month period in which an Incurred Loss Adjustment Event has already occurred, such subsequent Incurred Loss Adjustment Event shall be deferred to the first Business Day of the next six (6)-month period unless the Corporation specifies a later date in the relevant Incurred Loss Notice. The foregoing provisions of this Section 10(d) shall not apply to an Incurred Loss Amount that is equal to or in excess of Twenty Million Euros (€20,000,000), and an Incurred Loss Adjustment Event with respect to such Incurred Loss Amount shall not be taken into account for purposes of determining the foregoing six (6)-month period limitation. In the event of any Incurred Loss Amount that is equal to or in excess of Twenty Million Euros (€20,000,000), the Loss Adjustment Event with respect to such Incurred Loss Amount may include any other Incurred Loss Amounts then outstanding pending aggregation pursuant to the first sentence of this Section 10(d).
(e) For all U.S. federal (and applicable U.S. state and U.S. local) income tax purposes, the Corporation agrees to and, by holding the Series B Preferred Stock, each Holder agrees to (i) treat each Incurred Loss Adjustment Event as an adjustment to the consideration paid by the Corporation for the equity interests in Visa Europe pursuant to the Transaction Agreement, except to the extent otherwise required by applicable Law (including a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, or any similar provision of state or local Law) and (ii) file all relevant U.S. federal (and applicable U.S. state and U.S. local) income tax returns in a manner consistent with the treatment described in the immediately preceding clause (i). In the event that a Holder is not the Beneficial Owner, for U.S. federal income tax purposes, of all of the shares of Series B Preferred Stock held by it, such Holder shall use all reasonable efforts to cause any Person that is treated as the owner, for U.S. federal income tax purposes, of any shares of Series B Preferred Stock held by such Holder to comply with clauses (i) and (ii) of the preceding sentence.

(f) Following any Incurred Loss Adjustment Event in accordance with Section 10(b), no Holder or any of its Affiliates shall have any liability to the Corporation or any of its Affiliates for any Covered Loss to the extent reflected in such Incurred Loss Adjustment Event; provided, that the foregoing shall not preclude the Corporation from recovering against any Holder in respect of any Covered Loss suffered in connection with the same Covered Claim pursuant to successive or separate awards of damages, costs or expenses, including interim and final awards and/or separate costs orders in the same Covered Claim.
Section 11. Record Holders.
To the fullest extent permitted by applicable Law, the Corporation and the Corporation’s transfer agent for the Series B Preferred Stock may deem and treat the Holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
Section 12. Form.
Any certificate representing shares of Series B Preferred Stock shall bear a legend that the shares represented by such certificates have not been registered under the Securities Act and are subject to the restrictions on transferability set forth in this Certificate of Designations. If any shares of Series B Preferred Stock are not represented by a certificate, the Corporation reserves the right to require that an analogous notification be used in order to reflect on the books and records of the Corporation such restrictions with respect to such shares of Series B Preferred Stock.
Section 13. Notices.
Except as otherwise expressly provided hereunder, all notices and other communications referred to herein shall be in writing and delivered personally or sent by first class mail, postage prepaid, or by reputable overnight courier service, charges prepaid:
(a) If to the Corporation as follows, or as otherwise specified in a written notice given to each of the Holders and the VE Member Representative in accordance with this Section 13:
Visa Inc.
900 Metro Center Boulevard
Foster City, California 94404, U.S.A.
Attention: General Counsel
(b) If to any Holder, by e-mail if such Holder has provided an e-mail address to the Corporation or its transfer agent for purposes of notification, or, if no such e-mail address is available, to such Holder’s address as it appears in the stock records of the Corporation or as otherwise specified in a written notice given by such Holder to the Corporation or, at the Corporation’s option with respect to any notice from the Corporation to a Holder, in accordance with customary practices of the Corporation’s transfer agent.
(c) If to the VE Member Representative as follows, or as otherwise specified in a written notice given to the Corporation and each of the Holders in accordance with this Section 13:
441 Trust Company Limited
C/o Moore Stephens
150 Aldersgate Street
London EC1A 4AB, United Kingdom
Attention: Adrian Phillips (General Counsel) and Marco Bolgiani (CEO)

(d) Any such notice or communication given as provided in this Section 13 shall be deemed received by the receiving party upon: actual receipt, if delivered personally; actual delivery, if delivered in accordance with customary practices of the Corporation’s transfer agent; five (5) Business Days after deposit in the mail, if sent by first class mail; on the next Business Day after deposit with an overnight courier, if sent by an overnight courier; or on the next Business Day after transmission, if sent by e-mail.
Section 14. Severability.
Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable Law, but if any provision hereof is held to be prohibited by or invalid under applicable Law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.
Section 15. Replacement Certificates.
The Corporation shall replace any mutilated certificate at the Holder’s expense, upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense, upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation and any other documentation as may be required by the Corporation’s transfer agent.
Section 16. No Preemptive Rights.
No share of Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 17. Withholding.
Notwithstanding anything herein to the contrary, the Corporation shall have the right to deduct and withhold from any payment or distribution (or deemed distribution) made with respect to a share of Series B Preferred Stock and from the issuance of any Class A Common Stock or Series A Preferred Stock upon its conversion such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution or such issuance under any applicable tax Law and, in the event that any amounts are deducted or withheld, the Corporation shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Certificate of Designations and the relevant share of Series B Preferred Stock as having been paid to the Holder of such share of Series B Preferred Stock. After any payment of taxes by the Corporation to a Governmental Authority with respect to a Holder pursuant to this Section 17, upon the written request by such Holder, the Corporation shall deliver to such Holder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other customary evidence of such payment reasonably satisfactory to such Holder.
Section 18. Other Rights.
The shares of Series B Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as required by applicable Law.
Section 19. Defined Terms.

Capitalized terms used and not otherwise defined in this Certificate of Designations shall have their respective meanings as defined below:
“Additional Assessment” means a conversion assessment following a request by the VE Member Representative, on one (1) occasion between the fourth and the eighth anniversaries of the Closing Date, as more fully set forth in the Preferred Stock Litigation Management Deed.
“Adjustment Date Price” means the average of the highest and lowest quoted trading prices of the Class A Common Stock on its principal trading market on (i) in the case of an adjustment occurring pursuant to Section 3(b)ii) or Section 3(b)iii), the ex-dividend date, and (ii) in the case of an adjustment occurring pursuant to Section 3(d), the first trading day following the effectiveness of the Class A Common Event.
“Affiliate” has the meaning assigned to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules), except that in calculating the beneficial ownership of any particular Person, for purposes solely of this Certificate of Designations, and not for purposes of such rules, such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficial Ownership” and “Beneficially Owned” have a corresponding meaning.
“Board” has the meaning set forth in the preamble.
“Business Day” means any day except a Saturday, a Sunday and any day which in New York, New York, United States shall be a legal holiday or a day on which banking institutions are authorized or required by Law or other government action to close.
“Certificate of Designations” means this Certificate of Designations relating to the Series B Preferred Stock, as it may be amended from time to time.
“Certificate of Incorporation” means the Sixth Amended and Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.
“Class A Common Eligible Holder” means a Holder that is eligible to hold Class A Common Stock without automatic conversion into any shares of any other class of Common Stock pursuant to the Certificate of Incorporation.
“Class A Common Equivalent Number” means, with respect to each share of Series B Preferred Stock, the number of shares of underlying Class A Common Stock, issuable upon conversion, or represented by the Series A Preferred Stock issuable upon conversion, pursuant to Section 8, at an initial conversion rate of 13.952, as the same shall be adjusted from time to time in accordance with the terms of this Certificate of Designations.
“Class A Common Event” has the meaning set forth in Section 3(d).
“Class A Common Stock” means the Class A common stock, par value $0.0001 per share of the Corporation.
“Class B Common Stock” means the Class B common stock, par value $0.0001 per share of the Corporation.
“Class C Common Stock” means the Class C common stock, par value $0.0001 per share of the Corporation.

“Closing Date” means June 21, 2016.
“Combined Dividend” has the meaning set forth in Section 3(b)iii).
“Common Event VWAP” has the meaning set forth in Section 3(g)iii)(b)(ii).
“Common Stock” means the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.
“Control” has the meaning assigned to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
“Conversion Adjustment” has the meaning set forth in Section 8(b)ii).
“Corporation” has the meaning set forth in the preamble.
“Covered Claim” has the meaning assigned to such term in the Preferred Stock Litigation Management Deed.
“Covered Loss” has the meaning assigned to such term in the Preferred Stock Litigation Management Deed.
“Daily VWAP” means the volume-weighted average price per share for any given trading day, as displayed under the heading “Bloomberg VWAP” on Bloomberg page V <equity> VWAP (or any equivalent successor page) in respect of the period from 9:30 am EST to 4:00 pm EST, or if such volume-weighted average price is unavailable, Reuters volume weighted average price shall be used as displayed under their “Time Series Data” for the Corporation (/V.N) using the “Vol x Prc1” field; or if such volume-weighted average price is unavailable, the market value per share of the Class A Common Stock on such trading day as calculated by the Corporation using a volume weighted average that uses the price and volume of each trade of Class A Common Stock on the New York Stock Exchange from 9:30 am EST to 4:00 pm EST for that trading day.
“Dividend FMV” means, with respect to any Extraordinary Class A Common Dividend that is paid other than in cash, the fair market value of such Extraordinary Class A Common Dividend per share of Common Stock as determined by the Board in good faith.
“Dollars” and “$” means the lawful currency of the United States of America.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended (or any successor legislation which shall be in effect at the time).
“Existing English High Court Claims” shall have the meaning assigned to such term in the Preferred Stock Litigation Management Deed.
“Extraordinary Class A Common Dividend” has the meaning set forth in Section 3(b).
“Extraordinary Dividend VWAP” has the meaning set forth in Section 3(b)ii)(b)(y).
“Fair Market Value” of the Class A Common Stock means the weighted average of the Daily VWAP of the Class A Common Stock on its principal trading market during the ten (10) full trading days prior to (but not including) the applicable reference date.
“First Step” has the meaning set forth in Section 3(g)iii)(c).
“Governmental Authority” means any United States, European Union, national, federal, state, provincial, county, municipal or other local government or governmental department,

commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any other country applicable to a specified Person.
“Holder” means a holder of record of one or more shares of Series B Preferred Stock, as reflected in the stock records of the Corporation or the transfer agent, which may be treated by the Corporation and the transfer agent as the absolute owner of such shares for all purposes to the fullest extent permitted by applicable Law.
“Incurred Loss” has the meaning set forth in Section 10(a).
“Incurred Loss Adjustment Event” has the meaning set forth in Section 10(b).
“Incurred Loss Amount” has the meaning set forth in Section 10(a).
“Incurred Loss Date” has the meaning set forth in Section 10(a).
“Incurred Loss Notice” has the meaning set forth in Section 10(a).
“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to the Series B Preferred Stock either or both as to the payment of dividends and/or as to the distribution of assets on any Liquidation.
“Law” means any statute, law, ordinance, rule or regulation of any Governmental Authority.
“Liability Coverage Reduction Amount” has the meaning set forth in Section 8(b)i).
“Liquidation” has the meaning set forth in Section 4(a).
“Liquidation Preference” has the meaning set forth in Section 4(a).
“Maximum Per Share Withholding Tax” has the meaning set forth in Section 3(g)i).
“Parity Stock” means any class or series of stock of the Corporation that ranks equally with the Series B Preferred Stock both in the payment of dividends and in the distribution of assets on any Liquidation. Without limiting the foregoing, Parity Stock shall include the Corporation’s Series C Preferred Stock.
“Person” means an individual, corporation, partnership, limited liability company, estate, trust, common or collective fund, association, private foundation, joint stock company or other entity and includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.
“Post-Dividend VWAP” has the meaning set forth in Section 3(g)iii)(a)(ii).
“Pre-Tax Adjusted Class A Common Equivalent Number” has the meaning set forth in Section 3(g).
“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series B Preferred Stock.
“Preferred Stock Litigation Management Deed” means the Litigation Management Deed, dated June 21, 2016, among the Corporation, the VE Member Representative and the other parties thereto.
“Scheduled Assessment Date” means (a) each of the fourth, sixth, eighth, ninth, tenth, eleventh and twelfth year anniversaries of the Closing Date and annually thereafter and (b) the date that is three months following the final resolution of all of the Existing English High Court Claims (whether by a settlement or final and non-appealable judgment).
“Second Step” has the meaning set forth in Section 3(g)iii)(c).
“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.
“Series A Preferred Stock” means the Series A preferred stock of the Corporation, par value $0.0001 per share.
“Series B Number” means, as of a given date, the number of shares outstanding of Series B Preferred Stock.
“Series B Preferred Stock” has the meaning set forth in Section 1.
“Series C Preferred Stock” means the Series C preferred stock of the Corporation, par value $0.0001 per share.
“Transaction Agreement” means the transaction agreement entered into on November 2, 2015, between the Corporation and Visa Europe, and as amended or adhered to from time to time.
“Transfer” means any issuance, sale, transfer, gift, assignment, distribution, devise or other disposition, directly or indirectly, by operation of Law or otherwise, as well as any other event that causes any Person to acquire Beneficial Ownership, or any agreement to take any such actions or cause any such events, of Series B Preferred Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Series B Preferred Stock or any interest in Series B Preferred Stock or any exercise of any such conversion or exchange right and (c) “Transfers” of interests in other entities that result in changes in Beneficial Ownership of Series B Preferred Stock, in each case, whether voluntary or involuntary, whether owned of record, or Beneficially Owned and whether by merger, operation of Law or otherwise; provided, however, that the mere change of Control of any Person, the equity securities of which are publicly traded, shall not, in and of itself, constitute a Transfer unless a purpose of such change of Control is to acquire ownership of any shares of Series B Preferred Stock. The terms “Transferable,” “Transferring,” “Transferred,” “Transferee” and “Transferor” shall have the correlative meanings.
“UK&I Covered Claim” has the meaning assigned to such term in the Preferred Stock Litigation Management Deed.
“Unadjusted Class A Common Equivalent Number” has the meaning set forth in Section 3(b)ii)(a).
“VE Member Representative” means 441 Trust Company Limited, a private company limited by guarantee and incorporated in England and Wales under number 9918839 whose registered address is at 150 Aldersgate Street, London EC1A 4AB, United Kingdom.
“Visa Europe” means Visa Europe Limited, a company incorporated under the laws of England and Wales.
“Withholding Consideration” has the meaning set forth in Section 3(g)ii).

Exhibit C
Certificate of Designations
of
Series C Convertible Participating Preferred Stock
of
Visa Inc.

(pursuant to Section 151 of the General Corporation Law of the State of Delaware)

Visa Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, hereby certifies that the Board of Directors of the Corporation (the “Board”), in accordance with the provisions of the Sixth Amended and Restated Certificate of Incorporation of the Corporation and applicable Law, at a meeting duly called and held on October 30, 2015, adopted resolutions creating a series of shares of Preferred Stock of the Corporation, with the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the shares of such series, as follows:

Section 1. Designation and Number.

There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “Series C Convertible Participating Preferred Stock,” par value $0.0001 per share (the “Series C Preferred Stock”), and the authorized number of shares constituting such series shall be 3,157,000.

Section 2. Ranking.

The Series C Preferred Stock shall rank pari passu in right of payment of dividends and distributions upon Liquidation with the Parity Stock. The Series C Preferred Stock shall rank senior in right of payment of dividends and distributions to the Junior Stock, provided that it shall rank pari passu with the Common Stock except, with respect to Class A Common Stock, as otherwise provided in Section 3(b) and Section 4(a). The Series C Preferred Stock shall rank junior to any series of capital stock of the Corporation hereafter created that by its terms specifically ranks senior in right of payment of dividends and distributions upon Liquidation to the Series C Preferred Stock and shall rank junior to all of the Corporation’s existing and future indebtedness and other liabilities.

Section 3. Dividends and Other Adjustments.

(a) In the event that any regular, quarterly cash dividend on the Class A Common Stock is declared by the Board, the Board shall simultaneously declare a dividend for each share of Series C Preferred Stock in an amount equal to the product of (i) the per share dividend declared and to be paid in respect of each share of Class A Common Stock and (ii) the Class A Common Equivalent Number in effect at the close of business on the date immediately prior to the record date for such dividend, with such dividend to be payable on the same payment date established by the Board for the payment of such dividend to the holders of Class

A Common Stock. The record date for any such dividend shall be the record date for the applicable dividend on the Class A Common Stock, and any such dividend shall be payable with respect to each share of Series C Preferred Stock to the Holder to whom such share is registered, as reflected on the stock register of the Corporation, at the close of business on the applicable record date.

(b) In the event any dividend or distribution, other than a regular, quarterly cash dividend (an “Extraordinary Class A Common Dividend”), is declared by the Board on the Class A Common Stock, no corresponding dividend or distribution shall be declared for the Series C Preferred Stock; in lieu thereof, the Class A Common Equivalent Number shall be adjusted as follows:

i)    in the case of an Extraordinary Class A Common Dividend declared to be paid in shares of Class A Common Stock, as set forth in Section 3(d).
ii)    in the case of an Extraordinary Class A Common Dividend declared to be paid in anything other than shares of Class A Common Stock, such that, effective on the ex-dividend date, it equals the sum of
(a)    the Class A Common Equivalent Number as in effect immediately prior to the application of the adjustment in this Section 3(b) (the “Unadjusted Class A Common Equivalent Number”) plus
(b)    the result, rounded to the nearest one one-thousandth, of (x) (1) the amount of such Extraordinary Class A Common Dividend per share of Class A Common Stock, to the extent declared to be paid in cash, or the Dividend FMV of such Extraordinary Class A Common Dividend per share of Class A Common Stock, to the extent declared to be paid other than in cash, multiplied by (2) the Unadjusted Class A Common Equivalent Number, divided by (y) (1) the weighted average of the Daily VWAP of the Class A Common Stock on its principal trading market for the three (3) consecutive trading days ending on the trading day immediately preceding the ex-dividend date with respect to the Extraordinary Class A Common Dividend (the “Extraordinary Dividend VWAP”) minus (2) the amount of such Extraordinary Class A Common Dividend per share of Class A Common Stock, to the extent declared to be paid in cash, or the Dividend FMV of such Extraordinary Class A Common Dividend per share of Class A Common Stock, to the extent declared to be paid other than in cash.
iii)    in the case of an Extraordinary Class A Common Dividend declared to be paid partly in shares of Class A Common Stock and partly in anything other than shares of Class A Common Stock (a “Combined Dividend”), first, as set forth in Section 3(b)ii) as to the portion of the Combined Dividend that would be described in Section 3(b)ii) if only that portion of the Combined Dividend were paid, and second, as set forth in Section 3(d) as to the portion of the Combined Dividend paid in shares of Class A Common Stock, and such combined adjustment shall be effective on the ex-dividend date.
iv) In the event that such Extraordinary Class A Common Dividend is not so paid, the Class A Common Equivalent Number shall again be adjusted, effective as of the date the Board publicly announces its decision not to pay such Extraordinary Class A Common Dividend, to the Unadjusted Class A Common Equivalent Number that would then be in effect if such Extraordinary Class A Common Dividend had not been declared (and, for the avoidance of doubt, no adjustments or cash payments shall be made pursuant to Section 3(g)i), ii), iii)(a) or iii)(c) with respect to such Extraordinary Class A Common Dividend).

(c) No dividend or distribution shall be declared and paid on any share of Class A Common Stock, unless, in the case of a regular, quarterly cash dividend, a cash dividend is simultaneously declared and paid with respect to the Series C Preferred Stock pursuant to Section 3(a), or, in the case of an Extraordinary Class A Common Dividend, the Class A Common Equivalent Number is adjusted pursuant to Section 3(b) or Section 3(d), as applicable.

(d) In the event of any subdivision, stock split, reverse stock split, combination, consolidation or reclassification of the outstanding shares of Class A Common Stock into a greater or lesser number of shares with respect to the Class A Common Stock, or an Extraordinary Class A Common Dividend paid in shares of Class A Common Stock (each of the foregoing, a “Class A Common Event”), the Class A Common Equivalent Number shall be automatically adjusted, without any action of the Corporation, such that the Class A Common Equivalent Number from the effectiveness of any such Class A Common Event shall equal the product, rounded to the nearest one one-thousandth, of (i) the Class A Common Equivalent Number in effect immediately prior to the effectiveness of such Class A Common Event multiplied by (ii) a fraction equal to (A) the number of shares of Class A Common Stock outstanding immediately following, and solely as a result of, such Class A Common Event divided by (B) the number of shares of Class A Common Stock outstanding immediately prior to the effectiveness of such Class A Common Event.

(e) No subdivision, stock split, reverse stock split, combination, consolidation or reclassification into a greater or lesser number of shares of Series C Preferred Stock shall be effected unless a proportionate and equitable adjustment is simultaneously effected with respect to the Class A Common Equivalent Number. All adjustments pursuant to this Section 3 shall be notified to the Holders.

(f) Prior to declaring any dividend or making any distribution on or with respect to shares of Class A Common Stock, the Corporation shall take any and all prior corporate action necessary to authorize any corporate action in respect of the Series C Preferred Stock required under this Certificate of Designations.

(g) Notwithstanding anything else contained herein, in the event that any adjustment to the Class A Common Equivalent Number pursuant to this Section 3 would result in any withholding tax required to be paid or withheld by the Corporation under applicable Law (including a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, or any similar provision of state, local or non-U.S. Law) with respect to any Holder (or, if different, the Beneficial Owner of such shares of Series C Preferred Stock held by such Holder), then in lieu of the adjustment to the Class A Common Equivalent Number that would otherwise occur (the Class A Common Equivalent Number that would result from such adjustment, the “Pre-Tax Adjusted Class A Common Equivalent Number”),
i)    the Corporation shall pay (or cause to be paid), with respect to each share of Series C Preferred Stock an amount equal to the maximum withholding tax, if any, otherwise required to be paid or withheld by the Corporation with respect to such adjustment, determined on a per share basis, with respect to the Holder(s) or Beneficial Owner(s), as applicable, subject to the highest rate of withholding tax (the “Maximum Per Share Withholding Tax”) and
ii)    the Class A Common Equivalent Number shall be adjusted (as specifically determined pursuant to Section 3(g)iii)) to take into account the cash payable under Section 3(g)i) in respect of the Maximum Per Share Withholding Tax such that, immediately after such adjustment, the fair market value of the amount of Class A Common Shares that a Holder is entitled to receive upon conversion is equal to (1) the fair market value of the amount of Class A Common Shares that a Holder would have been entitled to receive on such conversion based on the Pre-Tax Adjusted Class A Common Equivalent Number less (2) the amount of cash payable to a Holder under Section 3(g)i) in respect of the Maximum Per Share Withholding Tax (the sum of the value of the cash to be received by Holders in clause i) and the adjustment to the Class A Common Equivalent Number described in this clause ii), the “Withholding Consideration”).
iii)    Specifically, the adjustment to the Class A Common Equivalent Number described in Section 3(g)ii) shall be determined on the following basis:
(a)    In the case of an adjustment to the Class A Common Equivalent Number occurring pursuant to Section 3(b)ii), the Class A Common Equivalent Number shall be adjusted to be equal to the result, rounded to the nearest one one-thousandth, of
(i)    the Pre-Tax Adjusted Class A Common Equivalent Number minus

(ii)    the Maximum Per Share Withholding Tax divided by the excess of (A) the Extraordinary Dividend VWAP over (B) the value of the Extraordinary Class A Common Dividend per share of Class A Common Stock (the excess of (A) over (B), the “Post-Dividend VWAP”);
(b)    In the case of any adjustment to the Class A Common Equivalent Number occurring pursuant to Section 3(d), the Class A Common Equivalent Number shall be adjusted to be equal to the result, rounded to the nearest one one-thousandth, of
(i)    the Pre-Tax Adjusted Class A Common Equivalent Number minus
(ii)    the Maximum Per Share Withholding Tax divided by the product of (i) the weighted average of the Daily VWAP of the Class A Common Stock on its principal trading market for the three (3) consecutive trading days ending on the last trading day immediately preceding the date on which a purchaser of shares of Class A Common Stock on its principal trading market would receive shares of Class A Common Stock unaffected by the event giving rise to the adjustment to the Class A Common Equivalent Number pursuant to Section 3(d) (such weighted average, the “Common Event VWAP”) and (ii) a fraction equal to (A) the number of shares of Class A Common Stock outstanding immediately prior to the effectiveness of such Class A Common Event divided by (B) the number of shares of Class A Common Stock outstanding immediately following, and solely as a result of, such Class A Common Event; and
(c)    In the case of an adjustment to the Class A Common Equivalent Number as a result of a Combined Dividend pursuant to Section 3(b)iii), the Class A Common Equivalent Number shall be adjusted by first applying the formula set forth in Section 3(g)iii)(a) to the portion of the Combined Dividend that would be described in Section 3(g)iii)(a) if only that portion of the Combined Dividend were paid (the “First Step”) and then applying the formula set forth in Section 3(g)iii)(b) to the portion of the Combined Dividend that would be described in Section 3(g)iii)(b) if only that portion of the Combined Dividend were paid (the “Second Step”). In applying the Second Step, the Class A Common Equivalent Number in effect immediately prior to the effectiveness of such Class A Common Event described in Section 3(d)(i) shall be the Class A Common Equivalent Number resulting from application of the First Step and the Common Event VWAP shall be the Post-Dividend VWAP determined under Section 3(g)iii)(a) in the First Step.
iv)    With respect to each Holder, the Corporation shall, in accordance with Section 17, withhold from the amount of cash payable to such Holder pursuant to clause i) above the amount of withholding tax required to be withheld by the Corporation with respect to such Holder with respect to the aggregate Withholding Consideration received or deemed received by such Holder or Beneficial Owner, and shall timely pay to the relevant Governmental Authority the full amount of the tax so withheld and shall pay to the Holder the excess, if any, of the amount of cash otherwise payable to such Holder pursuant to clause i) above over the amount of tax paid to the relevant Governmental Authority with respect to such Holder or Beneficial Owner. Except to the extent otherwise required by applicable Law (including a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, or any similar provision of state, local or non-U.S. Law), for purposes of determining the amount of withholding tax applicable as a result of any adjustment to the Class A Common Equivalent Number, to the extent that such withholding tax is determined by reference to the fair market value of an entitlement to receive shares of Class A Common Stock, the fair market value of such entitlement shall be determined by reference to the Adjustment Date Price.
Section 4. Liquidation Preference.

(a) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation”), after payment or provision for payment of the debts and other liabilities of the Corporation, the Holders shall be entitled to receive, with respect to each share of Series C Preferred Stock held, (i) first, before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of Junior Stock, an amount equal to $0.01 per share of Series C Preferred Stock (the “Liquidation Preference”) and (ii) second, an amount, less the Liquidation Preference, on a pari passu basis with the Common Stock and any Parity Stock and without preference with respect to the Common Stock or any Parity Stock, equal to the distribution(s) such Holder would have been entitled to receive as a result of such Liquidation as if each such share of Series C Preferred Stock, and each share of Series B Preferred Stock and Series A Preferred Stock, had been converted into Class A Common Stock in accordance with the terms hereof immediately prior to such Liquidation.

(b) If in any Liquidation the assets available for payment of the Liquidation Preference are insufficient to permit the payment of the full preferential amounts described in Section 4(a)(i) to the holders of the Series C Preferred Stock and any other class or series of the Corporation’s capital stock ranking pari passu as to Liquidation rights to the Series C Preferred Stock, then all the remaining available assets shall be distributed pro rata among the holders of the then outstanding Series C Preferred Stock and then outstanding shares of any other class or series of the Corporation’s capital stock ranking pari passu as to Liquidation rights to the Series C Preferred Stock in accordance with the respective aggregate Liquidation Preferences.

(c) Neither the consolidation or merger of the Corporation into or with another entity nor the dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by the incorporation of another corporation to which such assets are distributed or transferred, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another entity shall be deemed a Liquidation; provided that, in each case, effective provision is made in the certificate of incorporation of the resulting or surviving entity or otherwise for the preservation and protection of the rights of the Holders on substantially identical terms.

(d) The Corporation shall, within five (5) Business Days following the date the Board approves any Liquidation or within ten (10) Business Days following the commencement of any involuntary bankruptcy or similar proceeding concerning the Corporation, whichever is earlier, give each Holder written notice of the event. Such written notice shall describe, to the extent known to the Corporation, the material terms and conditions of such event relating to the treatment of the Series C Preferred Stock and the Common Stock, including, to the extent known to the Corporation, a description of the stock, cash and property to be received by the Holders with respect to their shares of Series C Preferred Stock and by holders of Class A Common Stock as a result of the event and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall keep the Holders reasonably apprised, and in a manner consistent with any similar information provided to holders of any other series of the Corporation’s capital stock.
Section 5. Voting Rights.

(a) Except to the extent otherwise required by applicable Law or expressly set forth in this Section 5, the Holders shall have no voting rights and shall not be entitled to any vote with respect to shares of Series C Preferred Stock held of record by such Holder on any matters on which any of the Corporation’s stockholders are entitled to vote.

(b) Notwithstanding Section 5(a) and for so long as any shares of Series C Preferred Stock remain issued and outstanding, without the affirmative vote of the Holders of a majority of the outstanding voting power of the Series C Preferred Stock, voting together as a single class separate from all other classes or series of capital stock of the Corporation, the Corporation shall not enter into any consolidation, merger, combination or similar transaction in which shares of Class A Common Stock are exchanged for, converted into or changed into other stock or securities, or the right to receive cash or other property, unless, as a result of such transaction, the Holders (i) receive shares of stock or other equity securities with preferences, rights and privileges substantially identical to the preferences, rights and privileges of the Series C Preferred Stock or (ii) receive, for each share of Series C Preferred Stock held, that amount of stock or other securities, cash or other property, as the case may be, which such Holder would have received, or had the right to receive, in respect of that number shares of Class A Common Stock equal to the Class A Common Equivalent Number.

(c) Notwithstanding Section 5(a), the affirmative vote of the Holders of a majority of the voting power of the Series C Preferred Stock, voting together as a single class separate from all other classes or series of capital stock of the Corporation, shall be required for the approval of any amendment, alteration or repeal of any provision of this Certificate of Designations (including by merger, operation of Law or otherwise) which adversely affects the rights, preferences, privileges or voting powers of the Holders; provided, however, that nothing herein contained shall require such vote or approval (i) in connection with any increase in the total number of authorized shares under the Certificate of Incorporation or any authorization, designation or increase of any class or series of shares under the Certificate of Incorporation, (ii) in connection with any consolidation, merger, combination or similar transaction in which the Corporation is the surviving entity which does not adversely affect the rights, preferences, privileges or voting powers of the Holders, or (iii) in connection with any consolidation, merger, combination or similar transaction in which the Corporation is not the surviving entity if, as a result of such transaction, the Holders (A) receive shares of stock or other equity securities with preferences, rights and privileges substantially identical to the preferences, rights and privileges of the Series C Preferred Stock or (B) receive, for each share of Series C Preferred Stock held, that amount of stock or other securities, cash or other property, as the case may be, which such Holder would have received, or had the right to receive, in respect of that number shares of Class A Common Stock equal to the Class A Common Equivalent Number.

(d) On any matter on which Holders are entitled to vote pursuant to this Section 5, each Holder will have one vote per share.

Section 6. Recording of Adjustments.

Whenever the Class A Common Equivalent Number is adjusted (including pursuant to Section 3, Section 8 and Section 10 hereof), the Corporation shall (i) promptly make a public announcement to notify Holders of such adjustment(s) and of the resulting Class A Common Equivalent Number, and (ii) promptly provide notice to such Holders of such adjustment and of the resulting Class A Common Equivalent Number. The Corporation shall keep with its records such notice and a certificate from the Corporation’s Chief Financial Officer stating the facts requiring the adjustment(s), and setting forth in reasonable detail the calculation by which the adjustment(s) have been made. The Corporation shall include such calculation(s) in the notification provided pursuant to clause (i) or (ii) above. The certificate shall be conclusive evidence that the adjustment(s) are correct, absent manifest error.

Section 7. Limitations on Transfer.

No shares of Series C Preferred Stock shall be Transferable, except for (a) any Transfer to any Person entitled to receive shares of Series B Preferred Stock or Series C Preferred Stock as consideration pursuant to the Transaction Agreement, (b) any Transfer by a Holder to any person eligible to hold shares of the Class B Common Stock, (c) any Transfer by the Corporation to any Person or by any Holder to the Corporation and (d) any Transfer by a Holder to any Person that (1) directly or indirectly, wholly owns such Holder, (2) is, directly or indirectly, wholly owned by, such Holder or (3) is, directly or indirectly, wholly owned by any Person that, directly or indirectly, wholly owns such Holder; provided, in each case, that (i) such Transfer is made in accordance with applicable securities Laws and (ii) such Transfer is made in accordance with the procedural requirements of the transfer agent of the Corporation. The Corporation may approve one or more exceptions to the foregoing Transfer restrictions in the case of any proposed Transfer by any Holder, in which case such restrictions shall not apply to such Transfer.

Section 8. Conversion Adjustments.

(a) Each share of Series C Preferred Stock held by a Class A Common Eligible Holder shall be automatically partially converted into shares of Class A Common Stock, and each share of Series C Preferred Stock held by any Holder other than a Class A Common Eligible Holder shall be automatically partially converted into shares of Series A Preferred Stock, in each case in accordance with the procedures and subject to the limitations set forth in this Section 8.

(b) Promptly (and in any event within ten (10) Business Days) following each final determination, in accordance with the Preferred Stock Litigation Management Deed, of:

i)    the aggregate reduction, if any, in the amount of coverage (in Dollars) to be retained in the form of the Series C Preferred Stock in connection with potential Europe Covered Claims (a “Liability Coverage Reduction Amount”),
ii)    the related adjustment to the Class A Common Equivalent Number (a “Conversion Adjustment”), which shall equal (A) the Liability Coverage Reduction Amount divided by (B) the Series C Number divided by (C) the Fair Market Value of the Class A Common Stock as of the applicable Scheduled Assessment Date or, in the case of an Additional Assessment, the date of the request of such Additional Assessment by the VE Member Representative, and
iii)    the resulting Class A Common Equivalent Number after giving effect to the Conversion Adjustment;

the Corporation shall notify the Holders of the Conversion Adjustment, if any, and the date on which the Conversion Adjustment, if any, shall become effective. Additionally, on such date, (x) each share of Series C Preferred Stock held by a Class A Common Eligible Holder shall be partially converted into (by way of reducing the Class A Equivalent Number pursuant to clause (z), below), and the Corporation shall issue to each such Class A Common Eligible Holder, for each share of Series C Preferred Stock held, that number of fully paid and non-assessable shares of Class A Common Stock equal to the Conversion Adjustment; provided, however, that each such Class A Common Eligible Holder who would otherwise be entitled to receive a fraction of a Class A Common Stock pursuant to this Section 8(b)(x) (after aggregating all fractional interests to which such Holder would be so entitled) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fraction multiplied by the Fair Market Value of the Class A Common Stock as of the applicable Scheduled Assessment Date or, in the case of an Additional Assessment, the date of the request of such Additional Assessment by the VE Member Representative, (y) each share of Series C Preferred Stock held by any Holder other than a Class A Common Eligible Holder shall be partially converted into (by way of reducing the Class A Equivalent Number pursuant to clause (z), below), and the Corporation shall issue to each such Holder, for each share of Series C Preferred Stock held, that number of fully paid and non-assessable shares of Series A Preferred Stock equal to (x) the Conversion Adjustment divided by (y) one hundred (100), and (z) in connection with such partial conversion and issuance, the Class A Common Equivalent Number shall be reduced by the amount of the Conversion Adjustment. In no event shall the Conversion Adjustment be greater than the then applicable Class A Common Equivalent Number. For the avoidance of doubt, the partial conversion of the Series C Preferred Stock pursuant to this Section 8 shall result in the adjustment of the Class A Common Equivalent Number as provided herein and shall not reduce the number of shares of Series C Preferred Stock outstanding.

(c) All shares of Class A Common Stock or Series A Preferred Stock delivered upon any partial conversion of Series C Preferred Stock in accordance with this Section 8 will, upon such conversion, be duly and validly authorized and issued, fully paid and non-assessable, free from all preemptive rights, free from all taxes, liens, security interests, charges and encumbrances (other than liens, security interests, charges or encumbrances created by or imposed upon the Holder or taxes in respect of any transfer occurring contemporaneously therewith).

(d) The issuance of shares of Class A Common Stock or Series A Preferred Stock upon conversion of shares of Series C Preferred Stock in accordance with this Section 8 shall be made without payment of additional consideration by, or other charge, cost or tax to, the Holder in respect thereof; provided, however, that the Corporation shall not be required to pay any tax or other governmental charge that may be payable with respect to the issuance or delivery of any shares of Class A Common Stock or Series A Preferred Stock in the name of any Person other than the Holder of the converted shares, and no such delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax or charge, or has established to the satisfaction of the Corporation that such tax or charge has been paid or that no such tax or charge is due.

(e) The Corporation shall at all times reserve and keep available, free from any preemptive rights, out of its authorized but unissued shares of Series A Preferred Stock and Class A Common Stock, for the sole purpose of effecting such conversion, the full number of shares of Series A Preferred Stock and Class A Common Stock as shall from time to time be issuable upon the conversion of all the outstanding shares of the Series C Preferred Stock at the Class A Common Equivalent Number.

(f) In connection with any conversion of Series C Preferred Stock in accordance with this Section 8, the Corporation shall either (i) register under the Securities Act (on Form S-3 or any other appropriate form) the issuance of the shares of Series A Preferred Stock or Class A Common Stock to be issued in connection with such conversion or (ii) otherwise provide for such shares of Series A Preferred Stock or Class A Common Stock issuable upon conversion to be freely tradable upon issuance, including by causing an opinion of counsel to be delivered to the Corporation’s transfer agent to permit the issuance of such shares of the Corporation’s capital stock without restrictive legends. Each Holder thereof, or its designated representative acting on its behalf, shall provide any information, authorizations or agreements reasonably required by the Corporation in order to effectuate any such registration on Form S-3 and any sales of Series A Preferred Stock or Class A Common Stock pursuant thereto and the Corporation’s obligations under this Section 8(f) with respect to such Holder and any such shares held by such Holder shall be subject to the receipt of such information, authorizations or agreements in relation to such Holder.

Section 9. Redeemed, Repurchased or Reacquired Shares; Redemption.

Shares of Series C Preferred Stock that have been redeemed, repurchased or reacquired by the Corporation shall be restored to the status of authorized, unissued and undesignated shares that shall be available for future issuance. Upon the reduction of the Class A Common Equivalent Number to zero (0), whether as a result of adjustments pursuant to Section 8 or Section 10, the Corporation may, at its option, redeem all (but not less than all) of the Series C Preferred Stock, at a redemption rate of $0.0001 per share, by delivering notice of redemption to the Holders, such that no shares of Series C Preferred Stock remain outstanding from and after such time, and all such shares shall be restored to the status of authorized, unissued and undesignated shares that shall be available for future issuance.

Section 10. Adjustment for Covered Losses.

(a) Within three (3) months of the final determination of the allocation of any Covered Loss with respect to any Europe Covered Claim pursuant to Clause 13 and/or Clause 21.2, as applicable, of the Preferred Stock Litigation Management Deed (an “Incurred Loss”), the Corporation shall give written notice of such Incurred Loss (an “Incurred Loss Notice”) to the VE Member Representative. Each Incurred Loss Notice shall be certified by an officer of the Corporation and shall set forth, (i) the amount of such Incurred Loss in Dollars (the “Incurred Loss Amount”) and, with respect to any Incurred Loss that is in a currency other than Dollars, the conversion calculation pursuant to Section 10(c), (ii) the date on which the Incurred Loss was suffered or incurred (the “Incurred Loss Date”), (iii) the date on which the adjustment to the Class A Common Equivalent Number is to be adjusted pursuant to Section 10(b) and (iv) a brief description of the legal and factual basis of the Incurred Loss. The Corporation shall not make any adjustment pursuant to this Section 10 with respect to any Covered Loss unless and until such Covered Loss has been allocated as a Europe Covered Claim in accordance with Clause 13 and/or Clause 21.2, as applicable, of the Preferred Stock Litigation Management Deed.

(b) Within ten (10) Business Days following the Corporation’s issuance of any Incurred Loss Notice or such later date as may be specified by the Corporation in the Incurred Loss Notice, the Class A Common Equivalent Number shall, subject to Section 10(d), be automatically adjusted to reflect the Incurred Loss Amount (an “Incurred Loss Adjustment Event”) such that, following each such adjustment, the new Class A Common Equivalent Number shall equal:
i)    the Class A Common Equivalent Number prior to such adjustment minus
ii)    the result, rounded to the nearest one one-thousandth, of
(1) (x) the Incurred Loss Amount divided by (y) the Series C Number divided by
(2) the Fair Market Value of the Class A Common Stock as of the date of such adjustment.

(c) The amount of any Incurred Loss suffered or incurred in a currency other than Dollars shall be converted into Dollars based on the average of the applicable exchange rate reported by Bloomberg at 5:00 p.m. New York time on each day during the ten (10) trading-day period ending on the last trading day preceding the Incurred Loss Date.

(d) There shall not be more than one Incurred Loss Adjustment Event within any six (6)-month period; provided, however, that the Corporation may specify a date on which multiple Incurred Loss Amounts within one fiscal year of such date will be reflected on an aggregate basis in one Incurred Loss Adjustment Event. In the event that any Incurred Loss Adjustment Event would occur by operation of Section 10(b) within any six (6)-month period in which an Incurred Loss Adjustment Event has already occurred, such subsequent Incurred Loss Adjustment Event shall be deferred to the first Business Day of the next six (6)-month period unless the Corporation specifies a later date in the relevant Incurred Loss Notice. The foregoing provisions of this Section 10(d) shall not apply to an Incurred Loss Amount that is equal to or in excess of Twenty Million Euros (€20,000,000), and an Incurred Loss Adjustment Event with respect to such Incurred Loss Amount shall not be taken into account for purposes of determining the foregoing six (6)-month period limitation. In the event of any Incurred Loss Amount that is equal to or in excess of Twenty Million Euros (€20,000,000), the Loss Adjustment Event with respect to such Incurred Loss Amount may include any other Incurred Loss Amounts then outstanding pending aggregation pursuant to the first sentence of this Section 10(d).

(e) For all U.S. federal (and applicable U.S. state and U.S. local) income tax purposes, the Corporation agrees to and, by holding the Series C Preferred Stock, each Holder agrees to (i) treat each Incurred Loss Adjustment Event as an adjustment to the consideration paid by the Corporation for the equity interests in Visa Europe pursuant to the Transaction Agreement, except to the extent otherwise required by applicable Law (including a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, or any similar provision of state or local Law) and (ii) file all relevant U.S. federal (and applicable U.S. state and U.S. local) income tax returns in a manner consistent with the treatment described in the immediately preceding clause (i). In the event that a Holder is not the Beneficial Owner, for U.S. federal income tax purposes, of all of the shares of Series C Preferred Stock held by it, such Holder shall use all reasonable efforts to cause any Person that is treated as the owner, for U.S. federal income tax purposes, of any shares of Series C Preferred Stock held by such Holder to comply with clauses (i) and (ii) of the preceding sentence.

(f) Following any Incurred Loss Adjustment Event in accordance with Section 10(b), no Holder or any of its Affiliates shall have any liability to the Corporation or any of its Affiliates for any Covered Loss to the extent reflected in such Incurred Loss Adjustment Event; provided, that the foregoing shall not preclude the Corporation from recovering against any Holder in respect of any Covered Loss suffered in connection with the same Covered Claim pursuant to successive or separate awards of damages, costs or expenses, including interim and final awards and/or separate costs orders in the same Covered Claim.

Section 11. Record Holders.

To the fullest extent permitted by applicable Law, the Corporation and the Corporation’s transfer agent for the Series C Preferred Stock may deem and treat the Holder of any share of Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 12. Form.

Any certificate representing shares of Series C Preferred Stock shall bear a legend that the shares represented by such certificates have not been registered under the Securities Act and are subject to the restrictions on transferability set forth in this Certificate of Designations. If any shares of Series C Preferred Stock are not represented by a certificate, the Corporation reserves the right to require that an analogous notification be used in order to reflect on the books and records of the Corporation such restrictions with respect to such shares of Series C Preferred Stock.

Section 13. Notices.

Except as otherwise expressly provided hereunder, all notices and other communications referred to herein shall be in writing and delivered personally or sent by first class mail, postage prepaid, or by reputable overnight courier service, charges prepaid:

(a) If to the Corporation as follows, or as otherwise specified in a written notice given to each of the Holders and the VE Member Representative in accordance with this Section 13:

Visa Inc.
900 Metro Center Boulevard
Foster City, California 94404, U.S.A.
Attention: General Counsel

(b) If to any Holder, by e-mail if such Holder has provided an e-mail address to the Corporation or its transfer agent for purposes of notification, or, if no such e-mail address is available, to such Holder’s address as it appears in the stock records of the Corporation or as otherwise specified in a written notice given by such Holder to the Corporation or, at the Corporation’s option with respect to any notice from the Corporation to a Holder, in accordance with customary practices of the Corporation’s transfer agent.

(c) If to the VE Member Representative as follows, or as otherwise specified in a written notice given to the Corporation and each of the Holders in accordance with this Section 13:

441 Trust Company Limited
C/o Moore Stephens
150 Aldersgate Street
London EC1A 4AB, United Kingdom
Attention: Adrian Phillips (General Counsel) and Marco Bolgiani (CEO)

(d) Any such notice or communication given as provided in this Section 13 shall be deemed received by the receiving party upon: actual receipt, if delivered personally; actual delivery, if delivered in accordance with customary practices of the Corporation’s transfer agent; five (5) Business Days after deposit in the mail, if sent by first class mail; on the next Business Day after deposit with an overnight courier, if sent by an overnight courier; or on the next Business Day after transmission, if sent by e-mail.

Section 14. Severability.

Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable Law, but if any provision hereof is held to be prohibited by or invalid under applicable Law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

Section 15. Replacement Certificates.

The Corporation shall replace any mutilated certificate at the Holder’s expense, upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense, upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation and any other documentation as may be required by the Corporation’s transfer agent.

Section 16. No Preemptive Rights.

No share of Series C Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 17. Withholding.

Notwithstanding anything herein to the contrary, the Corporation shall have the right to deduct and withhold from any payment or distribution (or deemed distribution) made with respect to a share of Series C Preferred Stock and from the issuance of any Class A Common Stock or Series A Preferred Stock upon its conversion such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution or such issuance under any applicable tax Law and, in the event that any amounts are deducted or withheld, the Corporation shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Certificate of Designations and the relevant share of Series C Preferred Stock as having been paid to the Holder of such share of Series C Preferred Stock. After any payment of taxes by the Corporation to a Governmental Authority with respect to a Holder pursuant to this Section 17, upon the written request by such Holder, the Corporation shall deliver to such Holder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other customary evidence of such payment reasonably satisfactory to such Holder.

Section 18. Other Rights.

The shares of Series C Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as required by applicable Law.

Section 19. Defined Terms.

Capitalized terms used and not otherwise defined in this Certificate of Designations shall have their respective meanings as defined below:

“Additional Assessment” means a conversion assessment following a request by the VE Member Representative, on one (1) occasion between the fourth and the eighth anniversaries of the Closing Date, as more fully set forth in the Preferred Stock Litigation Management Deed.

“Adjustment Date Price” means the average of the highest and lowest quoted trading prices of the Class A Common Stock on its principal trading market on (i) in the case of an adjustment occurring pursuant to Section 3(b)ii) or Section 3(b)iii), the ex-dividend date, and (ii) in the case of an adjustment occurring pursuant to Section 3(d), the first trading day following the effectiveness of the Class A Common Event.

“Affiliate” has the meaning assigned to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules), except that in calculating the beneficial ownership of any particular Person, for purposes solely of this Certificate of Designations, and not for purposes of such rules, such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficial Ownership” and “Beneficially Owned” have a corresponding meaning.

“Board” has the meaning set forth in the preamble.
“Business Day” means any day except a Saturday, a Sunday and any day which in New York, New York, United States shall be a legal holiday or a day on which banking institutions are authorized or required by Law or other government action to close.

“Certificate of Designations” means this Certificate of Designations relating to the Series C Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” means the Sixth Amended and Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

“Class A Common Eligible Holder” means a Holder that is eligible to hold Class A Common Stock without automatic conversion into any shares of any other class of Common Stock pursuant to the Certificate of Incorporation.

“Class A Common Equivalent Number” means, with respect to each share of Series C Preferred Stock, the number of shares of underlying Class A Common Stock, issuable upon conversion, or represented by the Series A Preferred Stock issuable upon conversion, pursuant to Section 8, at an initial conversion rate of 13.952, as the same shall be adjusted from time to time in accordance with the terms of this Certificate of Designations.

“Class A Common Event” has the meaning set forth in Section 3(d).

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share of the Corporation.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share of the Corporation.

“Class C Common Stock” means the Class C common stock, par value $0.0001 per share of the Corporation.

“Closing Date” means June 21, 2016.

“Combined Dividend” has the meaning set forth in Section 3(b)iii).

“Common Event VWAP” has the meaning set forth in Section 3(g)iii)(b)(ii).

“Common Stock” means the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

“Control” has the meaning assigned to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Conversion Adjustment” has the meaning set forth in Section 8(b)ii).

“Corporation” has the meaning set forth in the preamble.

“Covered Claim” has the meaning assigned to such term in the Preferred Stock Litigation Management Deed.
“Covered Loss” has the meaning assigned to such term in the Preferred Stock Litigation Management Deed.

“Daily VWAP” means the volume-weighted average price per share for any given trading day, as displayed under the heading “Bloomberg VWAP” on Bloomberg page V <equity> VWAP (or any equivalent successor page) in respect of the period from 9:30 am EST to 4:00 pm EST, or if such volume-weighted average price is unavailable, Reuters volume weighted average price shall be used as displayed under their “Time Series Data” for the Corporation (/V.N) using the “Vol x Prc1” field; or if such volume-weighted average price is unavailable, the market value per share of the Class A Common Stock on such trading day as calculated by the Corporation using a volume weighted average that uses the price and volume of each trade of Class A Common Stock on the New York Stock Exchange from 9:30 am EST to 4:00 pm EST for that trading day.

“Dividend FMV” means, with respect to any Extraordinary Class A Common Dividend that is paid other than in cash, the fair market value of such Extraordinary Class A Common Dividend per share of Common Stock as determined by the Board in good faith.

“Dollars” and “$” means the lawful currency of the United States of America.

“Europe Covered Claim” has the meaning assigned to such term in the Preferred Stock Litigation Management Deed.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended (or any successor legislation which shall be in effect at the time).

“Existing English High Court Claims” shall have the meaning assigned to such term in the Preferred Stock Litigation Management Deed.

“Extraordinary Class A Common Dividend” has the meaning set forth in Section 3(b).

“Extraordinary Dividend VWAP” has the meaning set forth in Section 3(b)ii)(b)(y).

“Fair Market Value” of the Class A Common Stock means the weighted average of the Daily VWAP of the Class A Common Stock on its principal trading market during the ten (10) full trading days prior to (but not including) the applicable reference date.

“First Step” has the meaning set forth in Section 3(g)iii)(c).

“Governmental Authority” means any United States, European Union, national, federal, state, provincial, county, municipal or other local government or governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any other country applicable to a specified Person.

“Holder” means a holder of record of one or more shares of Series C Preferred Stock, as reflected in the stock records of the Corporation or the transfer agent, which may be treated by the Corporation and the transfer agent as the absolute owner of such shares for all purposes to the fullest extent permitted by applicable Law.

“Incurred Loss” has the meaning set forth in Section 10(a).

“Incurred Loss Adjustment Event” has the meaning set forth in Section 10(b).
“Incurred Loss Amount” has the meaning set forth in Section 10(a).

“Incurred Loss Date” has the meaning set forth in Section 10(a).

“Incurred Loss Notice” has the meaning set forth in Section 10(a).

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to the Series C Preferred Stock either or both as to the payment of dividends and/or as to the distribution of assets on any Liquidation.

“Law” means any statute, law, ordinance, rule or regulation of any Governmental Authority.

“Liability Coverage Reduction Amount” has the meaning set forth in Section 8(b)i).

“Liquidation” has the meaning set forth in Section 4(a).

“Liquidation Preference” has the meaning set forth in Section 4(a).

“Maximum Per Share Withholding Tax” has the meaning set forth in Section 3(g)i).

“Parity Stock” means any class or series of stock of the Corporation that ranks equally with the Series C Preferred Stock both in the payment of dividends and in the distribution of assets on any Liquidation. Without limiting the foregoing, Parity Stock shall include the Corporation’s Series B Preferred Stock.

“Person” means an individual, corporation, partnership, limited liability company, estate, trust, common or collective fund, association, private foundation, joint stock company or other entity and includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

“Post-Dividend VWAP” has the meaning set forth in Section 3(g)iii)(a)(ii).

“Pre-Tax Adjusted Class A Common Equivalent Number” has the meaning set forth in Section 3(g).

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series C Preferred Stock.

“Preferred Stock Litigation Management Deed” means the Litigation Management Deed, dated June 21, 2016, among the Corporation, the VE Member Representative and the other parties thereto.

“Scheduled Assessment Date” means (a) each of the fourth, sixth, eighth, ninth, tenth, eleventh and twelfth year anniversaries of the Closing Date and annually thereafter and (b) the date that is three months following the final resolution of all of the Existing English High Court Claims (whether by a settlement or final and non-appealable judgment).

“Second Step” has the meaning set forth in Section 3(g)iii)(c).

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Series A Preferred Stock” means the Series A preferred stock of the Corporation, par value $0.0001 per share.
“Series B Preferred Stock” means the Series B preferred stock of the Corporation, par value $0.0001 per share.

“Series C Number” means, as of a given date, the number of shares outstanding of Series C Preferred Stock.

“Series C Preferred Stock” has the meaning set forth in Section 1.

“Transaction Agreement” means the transaction agreement entered into on November 2, 2015, between the Corporation and Visa Europe, and as amended or adhered to from time to time.

“Transfer” means any issuance, sale, transfer, gift, assignment, distribution, devise or other disposition, directly or indirectly, by operation of Law or otherwise, as well as any other event that causes any Person to acquire Beneficial Ownership, or any agreement to take any such actions or cause any such events, of Series C Preferred Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Series C Preferred Stock or any interest in Series C Preferred Stock or any exercise of any such conversion or exchange right and (c) “Transfers” of interests in other entities that result in changes in Beneficial Ownership of Series C Preferred Stock, in each case, whether voluntary or involuntary, whether owned of record, or Beneficially Owned and whether by merger, operation of Law or otherwise; provided, however, that the mere change of Control of any Person, the equity securities of which are publicly traded, shall not, in and of itself, constitute a Transfer unless a purpose of such change of Control is to acquire ownership of any shares of Series C Preferred Stock. The terms “Transferable,” “Transferring,” “Transferred,” “Transferee” and “Transferor” shall have the correlative meanings.

“Unadjusted Class A Common Equivalent Number” has the meaning set forth in Section 3(b)ii)(a).

“VE Member Representative” means 441 Trust Company Limited, a private company limited by guarantee and incorporated in England and Wales under number 9918839 whose registered address is at 150 Aldersgate Street, London EC1A 4AB, United Kingdom.

“Visa Europe” means Visa Europe Limited, a company incorporated under the laws of England and Wales.

“Withholding Consideration” has the meaning set forth in Section 3(g)ii).